As filed with the Securities and Exchange Commission on November 30, 1998

                                File No. 811-8858

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-1A

                          REGISTRATION STATEMENT UNDER
                       THE INVESTMENT COMPANY ACT OF 1940

                                Amendment No. 14


                              CORE TRUST (DELAWARE)


                               Two Portland Square
                                 Portland, Maine
                                  207-879-1900


                            David I. Goldstein, Esq.
                         Forum Financial Services, Inc.
                               Two Portland Square
                              Portland, Maine 04101


                                   Copies to:

                              Robert J. Zutz, Esq.
                           Kirkpatrick & Lockhart LLP
                      1800 Massachusetts Ave., NW 2nd Floor
                           Washington, D.C. 20036-1800

                                EXPLANATORY NOTE


This Registration Statement is being filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of Registrant are not being registered under the Securities Act of 1933, as amended, because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in Registrant's series may only be made by certain institutional investors, whether organized within or without the United States. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of Registrant.

                                     PART A
                              CORE TRUST (DELAWARE)


Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio and International Portfolio.

                                     PART B
                              CORE TRUST (DELAWARE)


Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio and International Portfolio.

                                     PART A

                              CORE TRUST (DELAWARE)

                          PRIVATE PLACEMENT MEMORANDUM

                                DECEMBER 1, 1998

This Private Placement Memorandum relates to beneficial interests ("Interests") in Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Managed Fixed Income Portfolio, Strategic Value Bond Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio, Small Cap Index Portfolio, and International Portfolio (each a "Portfolio" and collectively the "Portfolios"), diversified portfolios of Core Trust (Delaware) (the "Trust"), a registered, open-end management investment company.

Investments in the Portfolios may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in a Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended ("1933 Act").

The Trust has filed with the Securities and Exchange Commission ("SEC") a Part B to this Private Placement Memorandum (the "Statement of Additional Information" or "SAI") with respect to the Portfolios dated the same date as this Private Placement Memorandum and as may be further amended from time to time, which contains more detailed information about the Trust and the Portfolios and is incorporated into this Private Placement Memorandum by reference. A prospective investor may obtain a copy of the SAI without charge by contacting Forum Financial Services, Inc. ("FFSI"), the Trust's placement agent (the "Placement Agent") at Two Portland Square, Portland, Maine 04101 or by calling (207) 879-1900.

This Private Placement Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, Interests in any Portfolio. An investor may subscribe for a Interest in a Portfolio by contacting the Placement Agent at Two Portland Square, Portland, Maine 04101, (207) 879-1900, for a complete subscription package, including a subscription agreement. The Trust and the Placement Agent reserve the right to refuse to accept any subscription for any reason.

TABLE OF CONTENTS                                           PAGE

Glossary                                                    2
General Description of Registrant                           3
Investment Objectives                                       3
Investment Policies                                         4
Additional Investment Policies                              15
Risk Consideration                                          16
Management of the Portfolios                                17
Description of Beneficial Interests                         21
Information Regarding Net Income and Taxes                  23
Purchase of Interests                                       23
Redemption or Repurchase of Interests                       24
Pending Legal Proceedings                                   24

THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                                    GLOSSARY

This Glossary of frequently used terms will help in understanding the discussion
of  the  Portfolios'   objectives,   policies,  and  risks.  Defined  terms  are
capitalized when used in this Part A.


Term                                  Definition

Board                                 The  Board  of  Trustees  of   Core  Trust
                                      (Delaware).

Duration A measure of a debt security's average life that reflects the present value of the security's cash flow. Prices of securities with longer durations generally are more volatile.

Fundamental                           Requiring shareholder approval to change.

Investment Grade                      Rated  at  the  time  of   purchase  in  1
                                      of the 4 highest long-term or 2 highest short-term ratings categories by an NRSRO or unrated and determined by the Adviser to be of comparable quality.

Market Capitalization                 The  total  market  value  of a  company's
                                      outstanding common stock.

Municipal Security                    A  debt security  issued  by or on  behalf
                                      of    the    states,    territories,    or
                                      possessions  of  the  United  States,  the
                                      District       of        Columbia      and
                                      their      subdivisions,      authorities,
                                      instrumentalities, and corporations, with interest exempt from federal income tax.

NRSRO A nationally recognized statistical rating organization, such as S&P, that rates fixed-income securities and preferred stock by relative credit risk. NRSROs also rate money market mutual funds.

Non-Investment Grade                  Neither  rated  at  the  time  of purchase
                                      in  1   of   the   4   highest   long-term
                                      or 2 highest short-term ratings categories by an NRSRO nor unrated and determined by the Adviser to be of comparable quality.

Russell 1000(R) Index                 An    index   of    large-   and   medium-
                                      capitalization companies.

Russell  2000(R) Index                An   index    of   smaller  capitalization
                                      companies   with   a   broader   base   of
                                      companies  than  the  S&P  600  Small  Cap
                                      Index.

S&P                                   Standard  &  Poor's,  A  Division  of  The
                                      McGraw Hill Companies.

S&P 500 Index                         Standard  &  Poor's  500  Composite  Stock
                                      Price   Index,   an    index   of    large
                                      capitalization companies.

S&P 600 Small Cap Index               Standard &  Poor's Small Cap 600 Composite
                                      Stock Price Index, an index of small capitalization companies.

SAI                                   Statement of Additional Information.

SEC                                   The   U.S.    Securities   and    Exchange
                                      Commission.

U.S. Government Security              A   security  issued or  guaranteed  as to
                                      principal  and  interest  by the U.S.
                                      Government,   its    agencies,   or    its
                                      instrumentalities.

U.S. Treasury Security                A  security  issued  or  guaranteed by the
                                      U.S. Treasury.

                        GENERAL DESCRIPTION OF REGISTRANT

Core Trust (Delaware) (the "Trust") is an open-end, management investment company which was organized as a business trust under the laws of the State of Delaware pursuant to a Trust Instrument dated September 1, 1994, as amended and restated November 1, 1994. The Trust offers units of Interest without any sales charge and units may be redeemed without charge.

Beneficial interests in the Trust are divided into 21 separate diversified series, each having a distinct investment objective and distinct investment policies. The Portfolios are 16 of those series. The Trust is empowered to establish, without investor approval, additional series which may have different investment objectives and policies.

Beneficial interests in the Portfolios are offered solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in a Portfolio may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" as that term is defined in the 1933 Act.

Norwest Investment Management, Inc. ("Norwest"), a subsidiary of Norwest Bank Minnesota, N.A. ("Norwest Bank"), serves as the investment adviser of each Portfolio except International Portfolio, for which Schroder Capital Management International Inc. ("Schroder"), a wholly owned subsidiary of Schroders Incorporated (doing business in New York as Schroders Holdings), the wholly owned subsidiary if Schroders plc, serves as the investment adviser.

Galliard Capital Management, Inc. ("Galliard") is the investment subadviser of Stable Income Portfolio, Managed Fixed Income Portfolio and Strategic Value Bond Portfolio. Crestone Capital Management, Inc. ("Crestone") is the investment subadviser of Small Company Stock Portfolio. Peregrine Capital Management, Inc. ("Peregrine") is the investment subadviser of Positive Return Bond Portfolio, Large Company Growth Portfolio, Small Company Growth Portfolio and Small Company Value Portfolio. Smith Asset Management Group, LP ("Smith Group"), an investment advisory affiliate of Norwest Bank, is the investment subadviser of Disciplined Growth Portfolio and Small Cap Value Portfolio. Galliard, Crestone and Peregrine are each investment advisory subsidiaries of Norwest Bank and, together with Smith Group, are referred to as the "Subadvisers." Norwest, Schroder, Galliard, Crestone, Peregrine and Smith Group (or Norwest and a Subadviser) are collectively referred to as the "Advisers" or as applicable, individually, as the "Adviser."

                              INVESTMENT OBJECTIVES

The investment objective of each Portfolio is fundamental and may not be changed without investor approval. There can be no assurance that any Portfolio will achieve its investment objective.

PRIME MONEY MARKET PORTFOLIO'S investment objective is to seek to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

MONEY MARKET PORTFOLIO'S investment objective is to seek to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

POSITIVE RETURN BOND PORTFOLIO'S investment objective is to seek positive total return each calendar year regardless of the bond market.

STABLE INCOME PORTFOLIO'S investment objective is to maintain safety of principal while providing low-volatility total return.

MANAGED  FIXED INCOME  PORTFOLIO'S  investment  objective is to seek  consistent
fixed   income   returns   by   investing    primarily   in   investment   grade
intermediate-term obligations.

STRATEGIC VALUE BOND PORTFOLIO'S investment objective is to seek total return by investing primarily in income producing securities.

INDEX PORTFOLIO'S investment objective is to duplicate the return of the Standard & Poor's 500 Composite Stock Price Index (the "Index").

INCOME EQUITY PORTFOLIO'S investment objective is to provide long-term capital appreciation consistent with above-average dividend income.

LARGE COMPANY GROWTH PORTFOLIO'S investment objective is to provide long-term capital appreciation by investing primarily in large, high-quality domestic companies that the investment adviser believes have superior growth potential.

DISCIPLINED  GROWTH  PORTFOLIO'S   investment   objective  is  to  seek  capital
appreciation by investing primarily in common stocks of larger companies.

SMALL COMPANY STOCK PORTFOLIO'S investment objective is long-term capital appreciation.

SMALL COMPANY GROWTH PORTFOLIO'S investment objective is to provide long-term capital appreciation by investing in smaller sized domestic companies.

SMALL COMPANY VALUE PORTFOLIO'S investment objective is to seek to provide long-term capital appreciation.

SMALL CAP VALUE PORTFOLIO'S investment objective is to seek capital appreciation by investing primarily in common stocks of smaller companies.

SMALL CAP INDEX PORTFOLIO'S investment objective is to replicate the return of the Standard & Poor's Small Cap 600 Composite Stock Price Index.

INTERNATIONAL PORTFOLIO'S investment objective is to provide long-term capital appreciation by investing directly or indirectly in high quality companies based outside the United States ("foreign companies").

                               INVESTMENT POLICIES

There  can be no  assurance  that any  Portfolio  will  achieve  its  investment objective or that Prime Money Market Portfolio ("Prime Portfolio") or Money Market Portfolio (collectively, the "Money Market Portfolios") will maintain a stable net asset value. Each Portfolio's (other than the Money Market Portfolios') net asset value will fluctuate based upon changes in the value of its portfolio securities. Upon redemption, an investment in a Portfolio may be worth more or less than its original value. Certain of the Portfolios are designed for investment of that portion of an investor's funds which can appropriately bear the special risks associated with certain types of investments (i.e., investment in small capitalization companies).

MONEY MARKET PORTFOLIOS

The Money Market Portfolios' investments are made under the requirements of an SEC rule governing the investments that money market funds may make. Each Portfolio invests only in high-quality, U.S. dollar-denominated short-term money market instruments that are determined by the Adviser, under procedures adopted by the Board, to be eligible for purchase and to present minimal credit risks. The Portfolios may invest in securities with fixed, variable or floating rates of interest.

High-quality instruments include those that: (1) are rated (or, if unrated, are issued by an issuer with comparable outstanding short-term debt that is rated) in one of the two highest rating categories by 2 NRSROs or, if only 1 NRSRO has issued a rating, by that NRSRO; or (2) are otherwise unrated and determined by the Adviser to be of comparable quality. Each Portfolio invests at least 95% of its total assets in securities in the highest rating category.

PRIME MONEY MARKET PORTFOLIO AND THE MONEY MARKET PORTFOLIO

The Money Market Portfolios' objective is to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

The Money Market Portfolios generally have the same investment objective and investment policies. Because Prime Portfolio seeks to maintain a rating within the 2 highest short-term categories assigned by at least 1 NRSRO, it is more limited in the type and amount of securities it may purchase.

The Money Market Portfolios invest in a broad spectrum of high-quality money market instruments of U.S. and foreign issuers, including U.S. Government Securities, Municipal Securities, and corporate debt securities.

The Money Market Portfolios may invest in obligations of financial institutions. These include negotiable certificates of deposit, bank notes, bankers' acceptances and time deposits of U.S. banks (including savings banks and savings associations), foreign branches of U.S. banks, foreign banks and their non-U.S. branches, U.S. branches and agencies of foreign banks and wholly-owned banking-related subsidiaries of foreign banks. The Money Market Portfolios limit their investments in obligations of financial institutions to institutions that at the time of investment have total assets in excess of $1 billion, or the equivalent in other currencies.

Each Portfolio normally will invest more than 25% of its total assets in the obligations of domestic and foreign financial institutions, their holding companies, and their subsidiaries. Neither Portfolio may invest more than 25% of its total asset in any other single industry.

The principal risks associated with the Money Market Portfolios are credit risk, interest rate risk, and foreign investment risk. See "Risk Considerations."

FIXED INCOME PORTFOLIOS

POSITIVE RETURN BOND PORTFOLIO

The Portfolio seeks to produce a positive return each calendar year regardless of general bond market performance by investing in a portfolio of U.S. Government Securities and corporate fixed income investments. The Portfolio's assets are divided into two components, short bonds with maturities (or average life) of 2 years or less and long bonds with maturities of 25 years or more. Shifts between short bonds and long bonds are made based on movement in the prices of bonds rather than on the Adviser's forecast of interest rates. During periods of falling prices (generally, increasing interest rate environments) long bonds are sold to protect capital and limit losses. Conversely, when bond prices rise, long bonds are purchased. The average dollar-weighted maturity of the Portfolio will vary between 1 and 30 years.

Under normal circumstances, the Portfolio invests at least 50% of the net assets in U.S. Government Securities, including U.S. Treasury Securities. The Portfolio only purchases securities that are rated, at the time of purchase, within 1 of the 2 highest long-term rating categories assigned by an NRSRO or that are unrated and determined by the Adviser to be of comparable quality. The Portfolio may invest up to 25% of its assets in securities rated in the second highest rating category. The Portfolio does not invest more than 25% of its total assets in zero-coupon securities, securities with variable or floating rates of interest, or asset-backed securities.

The principal risk factors associated with the Portfolio are credit risk. market risk, interest rate risk, prepayment risk, and leverage risk. See "Risk Considerations."

STABLE INCOME PORTFOLIO

The Portfolio invests primarily in short-term Investment Grade securities. The Portfolio invests in a diversified portfolio of fixed and variable rate U.S. dollar-denominated fixed income securities of a broad spectrum of U.S. and foreign issuers, including U.S. Government Securities and the debt securities of financial institutions, corporations and others.

The Portfolio normally limits its investments in mortgage-backed securities to not more than 65% of its total assets, other types of asset-backed securities to not more than 25% of its total assets, mortgage-backed securities that are not U.S. Government Securities to not more than 25% of its total assets, and U.S. Government Securities to not more than 50% of its total assets.

The Portfolio may not invest more than 30% of its total assets in the securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except U.S. Treasury, and may not invest more than 10% of its total assets in the securities of any other issuer.

The Portfolio only purchases Investment Grade securities. The Portfolio invests in debt obligations with maturities (or average life in the case of mortgage-backed and similar securities) ranging from overnight to 12 years and seeks to maintain an average dollar-weighted portfolio maturity of between 2 and 5 years.

The Portfolio may use options, swap agreements, interest rate caps, floors and collars, currency forward contracts, and futures contracts to manage risk. The Portfolio may also use options to enhance return.

The principal risk factors associated with the Portfolio are credit risk, leverage risk, foreign risk, market risk, interest rate risk, and prepayment risk. See "Risk Considerations."

MANAGED FIXED INCOME PORTFOLIO

The Portfolio seeks consistent fixed income returns by investing primarily in Investment Grade intermediate-term securities. The Portfolio invests in a diversified portfolio of fixed and variable rate U.S. dollar denominated, fixed income securities of a broad spectrum of U.S. and foreign issuers, including U.S. Government Securities, and the debt securities of financial institutions, corporations and others. The Adviser emphasizes the use of intermediate maturity securities to lessen Duration and employs low risk yield enhancement techniques to enhance return over a complete economic or interest rate cycle. The Adviser considers intermediate-term securities to be those with maturities of between 2 and 20 years.

The Portfolio will limit its investment in mortgage-backed securities to not more than 65% of its total assets and its investment in asset-backed securities to not more than 25% of its net assets. In addition, the Portfolio may not invest more than 30% of its total assets in securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except the U.S. Treasury.

The Portfolio only purchases Investment Grade securities. The Portfolio normally will have an average dollar-weighted portfolio maturity of between 3 and 12 years and a Duration of between 2 and 6 years.

The Portfolio also may purchase up to 10% of its total assets in securities issued or guaranteed by foreign governments the Adviser deems stable, or their subdivisions, agencies, or instrumentalities; loan or security participations; securities of supranational organizations; and Municipal Securities.

The Portfolio may use options, swap agreements, interest rate caps, floors and collars, and futures contracts to manage risk. The Portfolio may also use options to enhance return.

The principal risk factors associated with the Portfolio are credit risk, leverage risk, foreign risk, market risk, interest rate risk, and prepayment risk. See "Risk Considerations."

STRATEGIC VALUE BOND PORTFOLIO

The Portfolio invests in a broad range of fixed-income instruments in order to create a strategically diversified portfolio of fixed-income investments. These investments include corporate bonds, mortgage- and asset-backed securities, U.S. Government Securities, preferred stock, convertible bonds and foreign bonds.

The Adviser focuses on relative value as opposed to predicting of the direction of interest rates. In general, the Portfolio seeks higher current income instruments, such as corporate bonds and mortgage- and asset backed securities, in order to enhance returns. The Adviser believes that this exposure enhances performance in varying economic and interest rate cycles and avoids excessive risk concentrations. The Adviser's investment process involves rigorous evaluation of each security, including identifying and valuing cash flows, embedded options, credit quality, structure, liquidity, marketability, current versus historical trading relationships, supply and demand for the instrument and expected returns in varying economic/interest rate environments. The Adviser uses this process to seek to identify securities which represent the best relative economic value. The Adviser then evaluates the results of the investment process against the Portfolio's objective and purchases those securities that are consistent with the Portfolio's investment objective.

The Portfolio particularly seeks strategic diversification. The Portfolio will not invest more than 75% of its total assets in corporate bonds; 65% of its total assets in mortgage-backed securities; 50% of its total assets in asset-backed securities; or 25% of its total assets in a single industry of the corporate market. The Portfolio may invest in U.S. Government Securities without restriction. The Portfolio generally will not invest more than 5% of its total assets in the corporate bonds of any single issuer.

The Portfolio will invest 65% of its total assets in fixed-income securities rated, at the time of purchase, within the three highest rating categories by at least one NRSRO, or which are unrated and determined by the Adviser to be of comparable quality. The Portfolio may invest up to 20% of its total assets in Non-Investment Grade securities.

The average maturity of the Portfolio will vary between 5 and 15 years. In the case of mortgage-backed and similar securities, the Portfolio uses the security's average life in calculating the Portfolio's average maturity. The Portfolio's Duration normally will vary between 3 and 8 years.

The Portfolio may use options, swap agreements, interest rate caps, floors and collars, and futures contracts to manage risk. The Portfolio may also use options to enhance returns.

The principal risk factors associated with the Portfolio are credit risk, market risk, interest rate risk, prepayment risk and leverage risk. See "Risk Considerations."

EQUITY PORTFOLIOS

INDEX PORTFOLIO

Index Portfolio is designed to replicate the return of the S&P 500 Index with minimum tracking error and to minimizing transaction costs. Under normal circumstances, the Portfolio holds stocks representing 100% of the capitalization-weighted market values of the S&P 500 Index. The Adviser generally executes portfolio transactions for the Portfolio only to replicate the composition of the S&P 500 Index, to invest cash received from portfolio security dividends or investments in the Portfolio, and to raise cash to fund redemptions. The Portfolio may hold cash or cash equivalents to facilitate payment of the Portfolio's expenses or redemptions and may invest in index futures contracts to a limited extent. For these and other reasons, the Portfolio's performance can be expected to approximate but not equal that of the S&P 500 Index.

The S&P 500 Index tracks the total return performance of 500 common stocks which are chosen for inclusion in the S&P 500 Index by S&P on a statistical basis. The 500 securities, most of which trade on the New York Stock Exchange, represent approximately 70% of the total market value of all U.S. common stocks. Each stock in the S&P 500 Index is weighted by its market value. Because of the market-value weighting, the 50 largest companies in the S&P 500 Index currently account for approximately 47% of its value. The S&P 500 Index emphasizes large capitalizations and, typically, companies included in the S&P 500 Index are the largest and most dominant firms in their respective industries.

S&P does not sponsor, sell, promote or endorse, the Portfolio. S&P does not warrant that the S&P 500 Index is a good investment, is accurate or complete, or will track general stock market performance.

The principal risk factors associated with the Portfolio are index risk, and market risk. See "Risk Considerations."

INCOME EQUITY PORTFOLIO

The Portfolio invests primarily in the common stock of large, high-quality domestic companies that have above-average return potential based on current market valuations. The Portfolio primarily emphasizes investments in securities of companies with above-average dividend income. In selecting securities for the Portfolio, the Adviser uses various valuation measures, including above-average dividend yields and below industry average price-to-earnings, price-to-book and price-to-sales ratios. The Adviser considers large companies to be those whose Market Capitalization is greater than the median of the Russell 1000 Index or approximately $3.7 billion.

The Portfolio may invest in preferred stock, convertible securities, and securities of foreign companies. The Portfolio will not normally invest more than 10% of its total assets in the securities of a single issuer.

The principal risk factors associated with the Portfolio are currency risk, foreign risk, and market risk. See "Risk Considerations."

LARGE COMPANY GROWTH PORTFOLIO

Large Company Growth Portfolio invests primarily in the common stock of large, high-quality domestic companies that have superior growth potential. The Adviser considers large companies to be those companies whose Market Capitalization is greater than the median of the Russell 1,000 Index or approximately $3.7 billion. In selecting securities for the Portfolio, the Adviser seek issuers whose stock is attractively valued with fundamental characteristics that are significantly better than the market average and support internal earnings growth capability. The Portfolio may invest in the securities of companies whose growth potential is, in the Advisers' opinion, generally unrecognized or misperceived by the market.

The Portfolio may invest up to 20% of its total assets in the securities of foreign companies and may hedge against currency risk by using foreign currency forward contracts. The Portfolio may not invest more than 10% of its total assets in the securities of a single issuer.

The principal risk factors associated with the Portfolio are currency risk, foreign risk, leverage risk and market risk. See "Risk Considerations."

DISCIPLINED GROWTH PORTFOLIO

The Portfolio seeks capital appreciation by investing in common stocks of larger companies. The Portfolio seeks higher long-term returns by investing primarily in the common stock of companies that, in the view of the Adviser, possess above average potential for growth. The Portfolio invests in companies with average Market Capitalizations greater than $5 billion.

The Portfolio seeks to identify growth companies that will report a level of corporate earnings that exceeds the level expected by investors. In seeking these companies, the investment adviser uses both quantitative and fundamental analysis. The Adviser may consider, among other factors, changes of earnings estimates by investment analysts, the recent trend of company earnings reports, and an analysis of the fundamental business outlook for the company. The Adviser uses a variety of valuation measures to determine whether the share price already reflects any positive fundamentals identified by the Adviser. In addition to approximately equal weighting of portfolio securities, the Adviser attempts to constrain the variability of the investment returns by employing risk control screens for price volatility, financial quality and valuation.

The principal risk factor associated with the Portfolio is market risk. See "Risk Considerations."

SMALL COMPANY STOCK PORTFOLIO

The Small Company Stock Portfolio invests primarily in the common stock of small and medium-size domestic companies that have Market Capitalizations well below that of the average company in the S&P 500 Index The Adviser considers small companies to be those companies whose Market Capitalizations are less than the largest stock in the Russell 2000 Index or approximately $1.4 billion. The Adviser considers medium companies to be those companies whose Market Capitalizations range from $500 million to $8 billion.

In selecting securities for the Portfolio, the Adviser seek securities with significant price appreciation potential and attempts to identify companies that show above-average growth, as compared to long-term overall market growth. The Portfolio invests in companies that may be in a relatively early stage of development or may produce goods and services that have favorable prospects for growth due to increasing demand or developing markets. Frequently, such companies have a small management group and single product or product line expertise, which, in the view of the Adviser, may result in an enhanced entrepreneurial spirit and greater focus. The Adviser believes that such companies may develop into significant business enterprises and that an investment in such companies offers a greater opportunity for capital appreciation than an investment in larger, more established entities.

The Portfolio may invest up to 20% of its total assets in the securities of foreign companies. The Portfolio may write covered call options and purchase call options on equity securities to manage risk or enhance returns.

The principal risk factors associated with the Portfolio are currency risk, small company risk, foreign risk, and market risk. See "Risk Considerations."

SMALL COMPANY GROWTH PORTFOLIO

Small Company Growth Portfolio invests primarily in the common stock of small and medium-sized domestic companies that are either growing rapidly or completing a period of significant change. Small companies are those companies whose Market Capitalization is less than the largest stock in the Russell 2,000 Index or approximately $1.4 billion.

In selecting securities for the Portfolio, the Adviser seeks to identify companies that are rapidly growing (usually with relatively short operating histories) or that are emerging from a period of investor neglect by undergoing a dramatic change. These changes may involve a sharp increase in earnings, the hiring of new management or measures taken to close the gap between the company's share price and takeover/asset value.

The Portfolio will invest up to 10% of its total assets in securities of foreign companies. The Portfolio will not invest more than 10% of its total assets in the securities of a single issuer.

The principal risk factors associated with the Portfolio are currency risk, small company risk, foreign risk, and market risk. See "Risk Considerations."

SMALL COMPANY VALUE PORTFOLIO

The Small Company Value Portfolio seeks to provide long-term capitalization by investing primarily in smaller companies whose Market Capitalization is less than the largest stock in the Russell 2000 Index or approximately $1.4 billion. The Adviser focuses on securities that are conservatively valued in the marketplace relative to the stock of comparable companies, determined by price/earnings ratios, cash flows, or other measures. Value investing provides investors with a less aggressive way to take advantage of growth opportunities of small companies. Value investing may reduce downside risk and offer potential for capital appreciation as a stock gains favor among other investors and its stock price rises.

The principal risk factors associated with the Portfolio are leverage risk, market risk, and small company risk. See "Risk Considerations."

SMALL CAP VALUE PORTFOLIO

Small Cap Value Portfolio seeks capital appreciation by investing in common stocks of smaller companies. The Portfolio will normally invest substantially all of its assets in securities of companies with Market Capitalizations of companies included in the Russell 2000 Index, which range from approximately $221.9 billion to approximately $1.4 billion. The Portfolio seeks higher growth rates and greater long-term returns by investing primarily in the common stock of smaller companies that the Adviser believes to be undervalued and likely to report a level of corporate earnings exceeding the level expected by investors.

The Adviser values companies based upon both the price-to-earnings ratio of the company and a comparison of the public market value of the company to a proprietary model that values the company in the private market. In seeking companies that will report a level of earnings exceeding that expected by investors, the Adviser uses both quantitative and fundamental analysis. Among other factors, the Adviser considers changes of earnings estimates by investment analysts, the recent trend of company earnings reports, and the fundamental business outlook for the company.

The principal risk factors associated with the Portfolio are market risk and small company risk. See "Risk Considerations."

SMALL CAP INDEX PORTFOLIO

Small Cap Index Portfolio seeks to replicate the return of the S&P 600 Small Cap Index with minimum tracking error and to minimize transaction costs. Under normal circumstances, the Portfolio will hold stocks representing 100% of the capitalization-weighted market values of the S&P 600 Small Cap Index. The

Adviser generally executes portfolio transactions only to replicate the composition of the S&P 600 Small Cap Index, to invest cash received from portfolio security dividends or investments in the Portfolio, and to raise cash to fund redemptions. The Portfolio may hold cash or cash equivalents to facilitate payment of the Portfolio's expenses or redemptions and may invest in index futures contracts. For these and other reasons, the Portfolio's performance can be expected to approximate but not equal that of the S&P 600 Small Cap Index.

The S&P 600 Small Cap Index tracks the total return performance of 600 common stocks which are chosen for inclusion in the S&P 600 Small Cap Index by S&P on a statistical basis. The 600 securities, most of which trade on the New York Stock Exchange, represent 4% of the total market value of all U.S. common stocks. Each stock in the S&P 600 Small Cap Index is weighted by its market value. The S&P 600 Small Cap Index emphasizes smaller capitalizations and typically, companies included in the S&P 600 Small Cap Index may not be the largest nor most dominant firms in their respective industries.

S&P does not sponsor, sell, promote, or endorse the Portfolio. S&P does not warrant that the S&P 600 Small Cap Index is a good investment, is accurate or complete, or will track general stock market performance.

The principal investment risks associated with the Portfolio are leverage risk, market risk, index risk, and small company risk. See "Risk Considerations."

INTERNATIONAL PORTFOLIO

International Portfolio seeks to provide long-term capital appreciation by investing directly or indirectly in high-quality companies based outside the United States. The Portfolio selects its investments on the basis of their potential for capital appreciation without regard to current income. The Portfolio may also invest in the securities of domestic closed-end investment companies that invest primarily in foreign securities and may invest in debt obligations of foreign governments or their political subdivisions, agencies, or instrumentalities, of supranational organizations, and of foreign corporations. The Portfolio's investments are generally diversified among securities of issuers in foreign countries including, but not limited to Japan, Germany, the United Kingdom, France, the Netherlands, Hong Kong, Singapore, and Australia. In general, the Portfolio will invest only in securities of companies and governments in countries that the Adviser, in its judgment, considers both politically and economically stable. The Portfolio has no limit on the amount of its assets that may be invested in any one type of foreign instrument or in any foreign country; however, to the extent the Portfolio concentrates its assets in a foreign country, it will incur greater risks.

Under normal circumstances, International Portfolio will invest substantially all of its assets, but not less than 65% of its net assets, in equity securities of companies domiciled outside the United States. The Portfolio may purchase preferred stock and convertible debt securities, including convertible preferred stock. The Portfolio also may enter into foreign exchange contracts, including forward contracts to purchase or sell foreign currencies, in anticipation of its currency requirements and to protect against possible adverse movements in foreign exchange rates and may purchase American Depository Receipts, European Depository Receipts or other similar securities of foreign issuers.

The principal risks associated with the Portfolio are credit risk, geographic concentration risk, market risk, currency risk, interest rate risk, prepayment risk, foreign risk, and leverage risk. See "Risk Considerations."

                         ADDITIONAL INVESTMENT POLICIES

DOWNGRADED SECURITIES

Each Portfolio may retain a security whose rating has been lowered (or a security of comparable quality to a security whose rating has been lowered) below a Portfolio's lowest permissible rating category if the Portfolio's Adviser determines that retaining the security is in the best interests of the Portfolio. Because a downgrade often results in a reduction in the market price of the security, sale of a downgraded security may result in a loss.

TEMPORARY DEFENSIVE POSITION

To respond to adverse market, economic, political, or other conditions, each Portfolio may assume a temporary defensive position and invest without limit in cash and cash equivalents. When a Portfolio makes temporary defensive investments, it may not be invested so as to achieve its investment objective.

PORTFOLIO TRANSACTIONS

From time to time, a Portfolio may engage in active short-term trading to take advantage of price movements affecting individual issues, groups of issues or markets. Higher portfolio turnover rates may result in increased brokerage costs and a possible increase in short-term capital gains or losses.

The frequency of portfolio transactions for each Portfolio is contained in the annual report for those Portfolios included in the SAI. The portfolio turnover rate of a Portfolio will vary from year to year depending upon a variety of factors. An annual portfolio turnover rate of 100% would occur if all of the securities in a Portfolio were replaced once in a period of one year. No Portfolio anticipate its turnover rate will exceed 100%.

YEAR 2000 AND EURO

The Portfolios could be adversely affected if the computer systems used by the Advisers and other service providers (and in particular foreign service providers) to the Portfolios do not properly process and calculate date-related information and data from and after January 1, 2000 or information regarding the new common currency of the European Union. The Year 2000 and Euro issues also may adversely affect the Funds' investments.

Norwest, Schroder and Forum Financial Group are taking steps to address the Year 2000 and Euro issues for their computer systems and to obtain reasonable assurances that comparable steps are being taken by the Portfolios' other major service providers. While the Portfolios do not anticipate any adverse effect on their computer systems from the Year 2000 issue, there can be no assurance that these steps will be sufficient to avoid any adverse impact on the Portfolios.

                               RISK CONSIDERATIONS

This section describes the principal risks that may apply to the Portfolios. Each Portfolio's exposure to these risks depends upon its specific investment profile. See "Investment Objectives" and "Investment Policies."

CREDIT RISK

The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise be unable to honor a financial obligation. This risk is greater for Non-Investment Grade securities.

CURRENCY RISK

The risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect a Portfolio's investments.

FOREIGN RISK

The risk that foreign investments may be subject to political and economic instability, the imposition or tightening of exchange controls or other limitations on repatriation of foreign capital, or nationalization, increased taxation or confiscation of investors' assets. Also, the risk that the price of a foreign issuer's securities may not reflect the issuer's condition because there is not sufficient publicly available information about the issues. This risk may be greater for investments in issuers in emerging or developing markets.

GEOGRAPHIC CONCENTRATION RISK

The risk that factors adversely affecting a Portfolio's investments in issuers located in a state, country or region will affect the Portfolio's net asset value more than would be the case if the Portfolio had made more geographically diverse investments.

INDEX RISK

The risk that a Portfolio designed to replicate the performance of an index of securities will replicate the performance of the index during adverse market conditions because the portfolio manager is not permitted to take a temporary defensive position or otherwise vary the Portfolio's investments to respond to the adverse market conditions.

INTEREST RATE RISK

The risk that changes in interest rates may affect the value of your investment. With fixed-rate securities, including Municipal Securities and U.S. Government Securities, an increase in interest rates typically causes the value of a Portfolio's fixed-rate securities to fall, while a decline in interest rates may produce an increase in the market value of the securities. Because of this risk, an investment in a Portfolio that invests in fixed-income securities is subject to risk even if all the fixed-income securities in the Portfolio's portfolio are paid in full at maturity. Changes in interest rates will affect the value of longer-term fixed-income securities more than shorter-term securities.

LEVERAGE RISK

The risk that some transactions may multiply smaller market movements into large changes in a Portfolio's net asset value. This risk may occur when a Portfolio borrows money or enters into transactions that have a similar economic effect, such as short sales or forward commitment transactions. This risk also may occur when a Portfolio makes investments in certain derivative instruments.

MARKET RISK

The risk that the market value of a Portfolio's investments will fluctuate as the stock and bond markets fluctuate generally. Market risk may affect a single issuer, industry or section of the economy or may affect the market as a whole.

PREPAYMENT RISK

The risk that issuers will prepay fixed rate securities when interest rates fall, forcing the Portfolio to invest in securities with lower interest rates than the prepaid securities. For a Portfolio investing in mortgage- and other asset-backed securities, this is also the risk that a decline in interest rates may result in holders of the assets backing the securities to prepay their debts, resulting in potential losses in these securities' values and yield. Alternatively, rising interest rates may reduce the amount of prepayments on the assets backing these securities, causing the Portfolio's average maturity to rise and increasing the Portfolio's sensitivity to rising interest rates and potential for losses in value.

SMALL COMPANY RISK

The risk that investments in smaller companies may be more volatile than investments in larger companies. Smaller companies may have higher failure rates than larger companies. A small company's securities may be hard to sell because the trading volume of the securities of smaller companies is normally lower than that of larger companies. Short term changes in the demand for the securities of smaller companies may have a disproportionate effect on their market price, tending to make prices of these securities fall more in response to selling pressure.

                          MANAGEMENT OF THE PORTFOLIOS

TRUSTEES AND OFFICERS

The business of the Trust is managed under the direction of the Board. Forum Administrative Services, LLC ("FAdS"), the Portfolios' administrator, provides persons satisfactory to the Board to serve as officers of the Trust. Part B contains general background information about each Trustee and officer of the Trust.

INVESTMENT ADVISERS

Norwest serves as investment adviser of each Portfolio except International Portfolio. In this capacity, Norwest makes investment decisions for and administers the Portfolios' investment programs. Norwest is located at Norwest Center, Sixth Street and Marquette, Minneapolis, Minnesota 55479.

Schroder is the investment adviser for International Portfolio. In this capacity. Schroder makes investment decisions for and administers the Portfolio's investment programs. Schroder is located at 787 Seventh Avenue, New York, New York 10019.

SUBADVISERS

Norwest and certain Portfolios have retained investment subadvisers to make investment decisions for and administer the investment programs of those Portfolios. Norwest decides which portion of the assets of a Portfolio the subadviser should manage and supervises the subadvisers' performance of their duties. The subadvisers are:

        PORTFOLIO                                 SUBADVISER
        Positive Return Bond Portfolio            Peregrine
        Stable Income Portfolio                   Galliard
        Managed Fixed Income Portfolio            Galliard
        Strategic Value Bond Portfolio            Galliard
        Large Company Growth Portfolio            Peregrine
        Disciplined Growth Portfolio              Smith Group
        Small Company Stock Portfolio             Crestone
        Small Company Growth Portfolio            Peregrine
        Small Company Value Portfolio             Peregrine
        Small Cap Value Portfolio                 Smith Group

Galliard, Crestone, Peregrine and Smith Group make investment decisions for the Portfolios to which they act as investment subadviser and continuously review, supervise and administer those Portfolios' investment programs with respect to that portion, if any, of the Portfolios assets that Norwest believes should be managed by the Subadviser. Currently, each Subadviser manages all of the assets of each Portfolio that they subadvise.

Galliard, which is located at 800 LaSalle Avenue, Suite 2060, Minneapolis, Minnesota 55479, is an investment advisory subsidiary of Norwest Bank. Galliard provides investment advisory services to bank and thrift institutions, pension and profit sharing plans, trusts and charitable organizations and corporate and other business entities.

Crestone, which is located at 7720 East Belleview Avenue, Suite 220, Englewood Colorado 80111, is an investment adviser subsidiary of Norwest Bank. Crestone provides investment advice regarding companies with small Market Capitalization to various clients, including institutional investors.

Peregrine, which is located at LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402, is an investment adviser subsidiary of Norwest Bank. Peregrine provides investment advisory services to corporate and public pension plans, profit sharing plans, savings-investment plans and 401(k) plans.

Smith Group, which is located at 300 Crescent Court, Suite 750, Dallas, Texas 75201 is an investment advisory affiliate of Norwest Bank. Smith Group provides investment management services to company retirement plans, foundations, endowments, trust companies, and high net worth individuals using a disciplined equity style.

PORTFOLIO MANAGERS

The following persons, are primarily responsible for day-to-day management of the Portfolios and, unless otherwise noted, have been since the inception of the Portfolio.

MONEY MARKET PORTFOLIO/PRIME MONEY MARKET PORTFOLIO - David D. Sylvester, Laurie
R. White, Robert G. Leuty (1998). Mr. Sylvester has been associated with Norwest or its affiliates since 1979 and is currently a Managing Director -- Reserve Asset Management. Ms. White has been associated with Norwest or its affiliates since 1991 and is a Director -- Reserve Asset Management. Mr. Leuty has been associated with Norwest or its affiliates since 1992 and is Senior Portfolio Manager of Norwest.

POSITIVE  RETURN  BOND  PORTFOLIO  - William D. Giese,  CFA and  Patricia  Burns
(1998). Mr. Giese has been associated with Norwest or its affiliates since 1982. Mr. Giese is a Senior Vice President of Peregrine, has been a portfolio manager at Peregrine for more than ten years, and has over 20 years experience in fixed income securities management. Ms. Burns has been associated with Norwest or its affiliates since 1983. Ms. Burns is a Senior Vice President of Peregrine and has been a portfolio manager at Peregrine for more than ten years.

STABLE INCOME PORTFOLIO - Karl P. Tourville. Mr. Tourville has been associated with Norwest or its affiliates since 1986. Mr. Tourville has been a managing partner of Galliard since 1995.

STRATEGIC VALUE BOND PORTFOLIO - Richard Merriam, CFA, John Huber (1998), and David Yim (1998). Mr. Merriam has been associated with Norwest or its affiliates since 1995. Mr. Merriam has been a managing partner of Galliard since 1995 and is responsible for investment process and strategy. Mr. Merriam was previously chief investment officer of Insight Investment Management. John Huber has been associated with Norwest of its affiliates since 1991. Mr. Huber has been a portfolio manager and Corporate Trading Specialist at Galliard since 1995 and has been in investment management since 1991. David Yim has been associated with Norwest or its affiliates since 1995. Mr. Yim has been a Portfolio Manager and Credit Research Specialist at Galliard since 1995 and previously worked for American Express Financial Advisors as a research analyst.

MANAGED FIXED INCOME PORTFOLIO - Richard Merriam, CFA and Ajay Mirza (1998). For a description of Mr. Merriam, see "Strategic Value Bond Portfolio." Mr. Mirza has been associated with Norwest or its affiliates since 1995. Mr. Mirza has been a Portfolio Manager and Mortgage Specialist with Galliard since 1995. Before joining Galliard, Mr. Mirza was a research analyst at Insight Investment Management and at Lehman Brothers.

SMALL CAP INDEX PORTFOLIO-- David D. Sylvester and Laurie R. White. For a description of Mr. Sylvester and Ms. White, see "Money Market Portfolio/Prime Money Market Portfolio."

INDEX PORTFOLIO - David D. Sylvester (1996) and Laurie R. White (1996). For a description of Mr. Sylvester and Ms. White, see "Money Market Portfolio/Prime Money Market Portfolio."

INCOME EQUITY PORTFOLIO - David L. Roberts, CFA and Gary J. Dunn. Mr. Roberts has been associated with Norwest or its affiliates since 1972. Mr. Roberts is a Managing Director, Equities of Norwest. Mr. Dunn has been associated with Norwest or its affiliates since 1979. Mr. Dunn is a Director of Institutional Investments of Norwest.

LARGE COMPANY GROWTH PORTFOLIO - John S. Dale, CFA and Gary E. Nussbaum (1998). Mr. Dale has been associated with Norwest or its affiliates since 1968. Mr. Dale is a Senior Vice President of Peregrine. since 1968. Mr. Nussbaum has been associated with Norwest since 1990. Mr. Nussbaum is a Senior Vice President of Peregrine.

DISCIPLINED GROWTH PORTFOLIO/SMALL CAP VALUE PORTFOLIO - Stephen S. Smith, CFA. Mr. Smith has been associated with Norwest since 1997. Mr. Smith has been a Chief Investment Officer and principal of Smith Group since 1995. Mr. Smith previously served as senior portfolio manger with NationsBank and in several capacities with AIM Management Company's Summit Fund.

SMALL COMPANY STOCK PORTFOLIO - Kirk McCown, CFA. Mr. McCown has been associated with Norwest or its affiliates since 1993. Mr. McCown is the founder, President and a Director of Crestone. Mr. McCown has been associated with Norwest or its affiliates since 1990.

SMALL COMPANY GROWTH PORTFOLIO - Robert B. Mersky, CFA and Paul E. von Kuster, CFA(1998). Mr. Mersky has been associated with Norwest or its affiliates since 1968. Mr. Mersky is the President of Peregrine. Mr. von Kuster has been associated with Norwest or its affiliates since 1972. Mr. von Kuster is a Senior Vice President of Peregrine.

SMALL COMPANY VALUE PORTFOLIO - Tasso H. Coin, Jr. and Douglas G. Pugh. Mr. Coin has been associated with Norwest or its affiliates since 1995. Mr. Coin has been a Senior Vice President of Peregrine since 1995. From 1992 to 1995 he was a research officer at Lord Asset Management. Mr. Pugh has been associated with Norwest or its affiliates since 1997. Mr. Pugh is a Senior Vice President of Peregrine. Before joining Peregrine, Mr. Pugh was a senior equity analyst and portfolio manager for Advantus Capital Management and an analyst with Kemper Corporation. Mr. Pugh has been associated with Norwest or its affiliates since 1997.

INTERNATIONAL PORTFOLIO - Michael Perelstein (1997). Mr. Perelstein has been associated with Schroder or its affiliates since 1997. Mr. Perelstein has been a Senior Vice President of Schroder since January 1997. Previously, Mr. Perelstein was a Managing Director at MacKay Shields.

ADVISORY FEES

For their services, Norwest and Schroder receive investment advisory fees from the Portfolios at the following annual rates of the Portfolio's average daily net assets.

 PORTFOLIO                            INVESTMENT ADVISORY FEE
 Prime Money Market Portfolio         0.40% of the first $300 million of assets;
                                      0.36% for next $400 million;
                                      0.32% of remaining assets
 Money Market Portfolio               0.20% of the first $300 million of assets;
                                      0.16% for next $400 million;
                                      0.12% of remaining assets
 Stable income Portfolio              0.30%
 Managed Fixed Income Portfolio       0.35%
 Positive Return Bond Portfolio       0.35%
 Strategic Value Bond Fund            0.50%
 Index Portfolio                      0.15%
 Income Equity Portfolio              0.50%
 Large Company Growth Portfolio       0.65%
 Disciplined Growth Portfolio         0.90%
 Small Company Stock Portfolio        0.90%
 Small Company Growth Portfolio       0.90%
 Small Company Value Portfolio        0.90%
 Small Cap Value Portfolio            0.95%
 Small Cap Index Portfolio            0.25%
 International Portfolio              0.45%

Norwest (and not the Portfolios) pays each Subadviser a fee for their investment subadvisory services. This compensation does not increase the amount paid by the Portfolios to Norwest for investment advisory services.

Each Adviser places orders for the purchase and sale of assets they manage with brokers and dealers selected by and in the discretion of the respective Adviser. Subject to seeking the most favorable price and execution available, a Portfolio may conduct brokerage transactions through certain affiliates of its Adviser. The Trust has adopted policies to ensure that these transactions are reasonable and fair and that the commission charged is comparable to those charged by non-affiliated qualified broker-dealers. A Portfolio may pay higher than the lowest available commission rates when an Adviser believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction.

CUSTODIAN

Norwest Bank serves as the custodian for each Portfolio and may appoint subcustodians to custody foreign securities and other assets held in foreign countries. For its custodial services, Norwest Bank receives a fee with respect to each Portfolio (except International Portfolio) at an annual rate of 0.02% of the first $100 million of the Portfolio's average daily net assets, 0.015% of the next $100 million of the Portfolio's average daily net assets and 0.01% of the Portfolio's remaining average daily net assets. With respect to International Portfolio, Norwest receives a fee at an annual rate of 0.07% of the Portfolio's average daily net assets. Norwest has appointed Morgan Stanley Trust Company as the sub-custodian for International Portfolio, which employs foreign subcustodians to maintain International Portfolio's foreign assets outside the United States.

ADMINISTRATOR, INTERESTHOLDER RECORDKEEPER AND FUND ACCOUNTANT

FAdS supervises the overall management of the Portfolios, including the Portfolios' receipt of services for which the Trust is obligated to pay, and provides the Trust and Portfolios' with general office facilities pursuant to an Administration Agreement with the Trust. As of June 30, 1998, FAdS and its affiliates provided management and administrative services to registered investment companies and collective investment funds with assets of approximately $38 billion. For its services FAdS receives a fee with respect to each Portfolio (other than International Portfolio) at an annual rate of 0.05% of the Portfolio's average daily net assets. With respect to International Portfolio, FAdS receives a fee at an annual rate of 0.15% of the Portfolio's average daily net assets.

Forum  Accounting   Services,   LLC  ("FAcS")  is  the  Trust's   interestholder
recordkeeper and fund accountant. FAcS is an affiliate of FAdS. For its services, FAcS receives a base fee of $48,000 per year for each Portfolio plus additional amounts depending on the assets of the Portfolio, the number of interestholders of the Portfolio, the number and type of securities held by the Portfolio and the portfolio turnover rate of the Portfolio.

FAdS and FAcS are located at Two Portland Square, Portland, Maine 04101.

EXPENSES

Each Portfolio is obligated to pay for all of its expenses. Each Portfolio's expenses comprise Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to the Portfolio, which are allocated among the Portfolios in proportion to their average net assets or as otherwise determined by the Board. These expenses include: governmental fees; interest charges; taxes; brokerage fees and commissions; insurance premiums; investment advisory, custodial, administrative and transfer agency and fund accounting fees, as described above; compensation of certain of the Trust's Trustees; costs of membership trade associations; fees and expenses of independent auditors and legal counsel to the Trust; and expenses of calculating the net asset value of and the net income of the Portfolios.

                       DESCRIPTION OF BENEFICIAL INTERESTS

The Trust was organized as a business trust under the laws of the State of Delaware. Under the Trust Instrument, the Trustees are authorized to issue Interests in separate series of the Trust. The Trust currently has 21 series; the Trust reserves the right to create and issue additional series.

Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investments in a Portfolio may not be transferred , but an investor may withdraw all or any portion of its investment at any time at net asset value ("NAV"). In determining the outcome of interestholder votes, the

Trust normally counts votes on an Interest by Interest basis. This means that interestholders of Portfolios with comparatively high net assets values will have a comparatively smaller impact on the outcome of votes by all of the Portfolios than do shareholders of Portfolios with comparatively low net asset values.

As of November 1, 1998, the following investors (each of which is a series of Norwest Advantage Funds, an open-end management company) owned 25% or more of a Portfolios interests. From time to time, these and other investors may own a large percentage of Interests of a Portfolio and accordingly, may be able to greatly affect (if not determine) the outcome of an Interestholder vote. Norwest is the investment adviser to each series of Norwest Advantage Funds and is located at Norwest Center, Sixth Street and Marquette, Minneapolis, Minnesota 55479.


        PORTFOLIO                               CONTROL PERSON                              PERCENTAGE OF
                                                                                         PORTFOLIOS INTEREST

        Prime Market Portfolio                  Cash Investment Fund                            77.19%
        Money Market Portfolio                  Cash Investment Fund                            99.17%
        Positive Return Bond Portfolio          Growth Balanced Fund                            31.20%
                                                Moderate Balanced Fund                          28.64%
        Stable Income Portfolio                 Stable Income Fund                              61.75%
                                                Moderate Balanced Fund                          25.21%
        Managed Fixed Income Portfolio          Growth Balanced Fund                            31.23%
                                                Moderate Balanced Fund                          28.82%
        Strategic Value Bond Portfolio          Total Return Bond Fund                          45.74%
        Index Portfolio                         Index Fund                                      59.33%
                                                Diversified Equity Fund                         27.26%
        Income Equity Portfolio                 Income Equity Fund                              71.24%
        Large Company Growth Portfolio          Large Company Growth Fund                       29.50%
                                                Growth Equity Fund                              28.80%
                                                Diversified Equity Fund                         28.22%
        Disciplined Growth Portfolio            Diversified Equity Fund                         47.09%
                                                Performa Disciplined Growth Fund                30.38%
        Small Company Value Portfolio           Growth Equity Fund                              54.38%
                                                Diversified Equity Fund                         26.75%
        Small Cap Value Portfolio               Growth Equity Fund                              50.29%
                                                Diversified Equity Fund                         23.57%
        Small Cap Index Portfolio               Growth Equity Fund                              54.98%
                                                Diversified Equity Fund                         26.49%
        International Portfolio                 Growth Equity Fund                              30.82%
                                                International Fund                              29.60%
                                                Diversified Equity Fund                         26.34%

Investments in a Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters to an investor vote. Generally, interests will be voted in the aggregate without reference to a particular Portfolio, except if the matter affects only one Portfolio or Portfolio voting is required, in which case interests will be voted separately by Portfolio. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.

                   INFORMATION REGARDING NET INCOME AND TAXES

A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. All of a Portfolio's net income is allocated pro rata among the investors in the Portfolio. A Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Trustees from time to time, but instead is included in the NAV of the investors' respective Interests in the Portfolio.

The Portfolios are operated so that they are not be subject to any income tax. However, each investor in a Portfolio will be taxable on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. It is intended that each Portfolio's assets and income will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

Investor inquiries may be directed to ("FFSI").

                              PURCHASE OF INTERESTS

Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio.

The NAV of each non-money market Portfolio is determined as of 4:00 P.M., Eastern Time ("Valuation Time"), on all weekdays, except New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas ("Business Day"). A Money Market Portfolio determines its net asset value as of 3:00P.M., Eastern Time, on a Portfolio Business Day. Net asset value per Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of Interests outstanding. All Portfolios, except the Money Market Portfolios, value portfolio securities at current market value of market quotations are readily available. If market quotations are not readily available, the Portfolios value those securities at fair value as determined by or pursuant to procedures adopted by the Board.

In order to maintain net asset value per share at $1.00, the Money Market Portfolios value their portfolio securities at amortized cost. Amortized cost valuation involves valuing an instruments at its cost and then assuming a constant amortization to maturity of any discount or premium. If the market value of a Money Market Portfolio deviates more than 1/2 of 1% from the value determined on the basis of amortized cost, the Board will consider whether to take any action to prevent any material affect on Interest holders.

Each investor in a Portfolio may add to or reduce its investment in the Portfolio. At the Valuation Time on each Business Day, the value of each investor's Interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate Interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate Interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and
(2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

Trading in securities on European, Far Eastern and other international securities exchanges and over-the-counter markets is normally completed well before the close of business of each Business Day. Trading in foreign securities, however, may not take place on all Business Days or may take place on days other than Business Days. The determination of the prices of foreign securities may be based on the latest market quotations for the securities markets. If events occur that affect the securities' value after the close of the markets on which they trade, the Portfolios may make adjustments to the value of the securities for purposes of determining net asset value.

For purposes of determining NAV, the Portfolios convert all assets and liabilities denominated in foreign currencies into U.S. dollars at the mean of the bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank prior to the time of conversion.

There is no minimum initial or subsequent investment amount in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian by a Federal Reserve Bank).

The exclusive placement agent for the Trust is FFSI. Please contact FFSI at Two Portland Square, Portland, Maine 04101, (207) 879-1900, for a complete subscription package. The Trust reserves the right to refuse any subscription for any reason. Forum receives no compensation for serving as the exclusive placement agent for the Trust.

                      REDEMPTION OR REPURCHASE OF INTERESTS

An investor in a Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected, but in any event within seven days.
Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the SEC.

Redemptions from a Portfolio may be made wholly or partially in portfolio securities. The Trust has filed an election with the SEC pursuant to which each Portfolio will only consider effecting a redemption in portfolio securities if the particular interestholder is redeeming more than $250,000 or 1% of the Portfolio's NAV, whichever is less, during any 90-day period.

                            PENDING LEGAL PROCEEDINGS

None.

                                     PART B

                              CORE TRUST (DELAWARE)

                          PRIVATE PLACEMENT MEMORANDUM

                       STATEMENT OF ADDITIONAL INFORMATION

                                DECEMBER 1, 1998

This Part B to the Private Placement Memorandum (the "Statement of Additional Information" or "SAI") relates to beneficial interests in the PRIME MONEY MARKET PORTFOLIO, MONEY MARKET PORTFOLIO, POSITIVE RETURN BOND PORTFOLIO, STABLE INCOME PORTFOLIO, MANAGED FIXED INCOME PORTFOLIO, INDEX PORTFOLIO, INCOME EQUITY PORTFOLIO, LARGE COMPANY GROWTH PORTFOLIO, SMALL COMPANY STOCK PORTFOLIO, SMALL COMPANY GROWTH PORTFOLIO, SMALL COMPANY VALUE PORTFOLIO, INTERNATIONAL PORTFOLIO, STRATEGIC VALUE BOND PORTFOLIO, DISCIPLINED GROWTH PORTFOLIO, SMALL CAP VALUE PORTFOLIO and SMALL CAP INDEX PORTFOLIO (each a "Portfolio" and collectively, the "Portfolios") of Core Trust (Delaware) (the "Trust"), a registered, open-end management investment company. This SAI a supplements Part A of the Private Placement Memorandum ("Part A") dated October 1, 1998, relating to the Portfolios.

This SAI does not constitute an offer to sell, or the solicitation of an offer to buy, beneficial interests in the Portfolios. An investor may subscribe for a beneficial interest in a Portfolio by contacting Forum Financial Services, Inc. ("Forum"), the Trust's Placement Agent (the "Placement Agent"), at Two Portland Square, Portland, Maine 04101, (207) 879-1900, for a complete subscription package, including Part A and a subscription agreement. The Trust and the Placement Agent reserve the right to refuses to accept any subscription for any reason.

________________________________________________________________________________


                                TABLE OF CONTENTS
                                -----------------
                                                                      Page
                                                                      ----
         Introduction....................................................2
         Additional Information Regarding Investments and Strategies.....4
         Risk Considerations........................................... 18
         Investment Limitations.........................................23
         Management of the Trust....................................... 27
         Control Persons and Principal Holders of Securities........... 29
         Investment Advisory and Other Services........................ 30
         Brokerage Allocation and Other Practices...................... 33
         Shares of Beneficial Interest and Other Securities............ 35
         Purchase, Redemption and Pricing of Securities................ 35
         Tax Status.................................................... 36
         Underwriters...................................................37
         Calculation of Performance Data ...............................37
         Financial Statements...........................................37
         Appendix A:  Descriptions of Securities Ratings...............A-1
         Appendix B:  Miscellaneous Tables.............................B-1

________________________________________________________________________________

THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                                  INTRODUCTION

THE PORTFOLIOS

Index Portfolio and International Portfolio commenced operations on November 10, 1994. Positive Return Bond Portfolio, Stable Income Portfolio, Managed Fixed Income Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio and Small Company Value Portfolio commenced operations on June 1, 1997. Prime Money Market Portfolio and Money Market Portfolio commenced operations on August 22, 1997. Strategic Value Bond Portfolio, Disciplined Growth Portfolio, and Small Cap Value Portfolio commenced operations on October 1, 1997 while Small Cap Index Portfolio commenced operations on April 9, 1998. The assets of each Portfolio belong only to that Portfolio, and the assets belonging to a Portfolio are charged with the liabilities of that Portfolio and all expenses, costs, charges and reserves attributable to that Portfolio.

Effective June 1, 1997 Small Company Portfolio, a former series of the Trust, divided to form three of the Portfolios -- Small Company Stock Portfolio, Small Company Growth Portfolio and Small Company Value Portfolio. Small Company Portfolio was managed by three portfolio managers, each of whom now serves as the portfolio manager for one of the three new Portfolios. The division was accomplished by Small Company Portfolio transferring the assets managed by each portfolio manager to the corresponding new Portfolio. Also effective June 1, 1997, International Portfolio II changed its name to International Portfolio and acquired the assets of a former series of the Trust which itself was named International Portfolio.

DEFINITIONS

"Advisers" or "Investment Advisers" shall mean, collectively, Norwest, Schroder and Subadvisers.

"Board" shall mean the Board of Trustees of the Trust.

"CFTC" shall mean the U.S. Commodities Futures Trading Commission.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Crestone" shall mean Crestone Capital Management, Inc.

"Custodian" shall mean Norwest acting in its capacity as custodian of a Portfolio.

"Equity Portfolios" shall mean Disciplined Growth Portfolio, Income Equity Portfolio, Index Portfolio, Large Company Growth Portfolio, SmallCap Value Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio and International Portfolio.

"FAdS" shall mean Forum Administrative Services, Limited Liability Company, the Trust's administrator.

"Fitch" shall mean Fitch IBCA, Inc.

"Fixed Income Portfolios" shall mean Managed Fixed Income Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio and Total Return Bond Portfolio.

"FFSI" shall mean Forum Financial Services, LLC, a registered broker-dealer and placement agent of the Trust.

"Forum Accounting" shall mean Forum Accounting Services, Limited Liability Company, the Trust's fund accountant.

"Galliard" shall mean Galliard Capital Management, Inc.

"Index" shall mean the Standard & Poor's 500 Composite Stock Index.(R)

"Index Futures" shall mean futures contracts that relate to broadly-based stock indices.

"Money Market Portfolios" shall mean Prime Money Market Portfolio and Money Market Portfolio.

"Moody's" shall mean Moody's Investors Service, Inc.

"Norwest" shall mean Norwest Investment Management, Inc., a subsidiary of Norwest Bank.

"Norwest Bank" shall mean Norwest Bank Minnesota, N.A., a subsidiary of Norwest Corporation.

"NRSRO" shall mean a nationally recognized statistical rating organization.

"Peregrine" shall mean Peregrine Capital Management, Inc.

"Portfolio" shall mean each of the following sixteen separate portfolios of the Trust to which this Private Placement Memorandum relates: Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Managed Fixed Income Portfolio, Strategic Value Bond Portfolio, Total Return Bond Portfolio, Disciplined Growth Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, SmallCap Value Portfolio, Small Company Growth Portfolio, Small Company Stock Portfolio, Small Company Value Portfolio and International Portfolio.

"Schroder' shall mean Schroder Capital Management, Inc.

"SEC" shall mean the U.S. Securities and Exchange Commission.

"S&P" shall mean Standard & Poor's , A Division of The McGraw Hill Companies.

"Smith" shall mean Smith Asset Management Group, L.P.

"Subadvisers" or "Investment Subadvisers" shall mean, collectively, Crestone, Galliard, Peregrine, and Smith.

"Trust" shall mean Core Trust (Delaware), an open-end, management investment company registered under the 1940 Act.

"U.S. Government Securities" shall mean obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

"1933 Act" shall mean the Securities Act of 1933, as amended.

"1940 Act" shall mean the Investment Company Act of 1940, as amended.

           ADDITIONAL INFORMATION REGARDING INVESTMENTS AND STRATEGIES

GENERAL INFORMATION

This section discusses in greater detail than the Part A certain of the investments the Portfolios may make. A Portfolio will make only those investments described below that are in accordance with its investment objectives and policies.

Each Portfolio's investment objective and all investment policies of the Portfolio that are designated as fundamental may not be changed without approval by the lesser of: (i) more than 50% of the outstanding interests of the Portfolio, or (ii) 67% or more of the interests present or represented at an investors' meeting, if more than 50% of the outstanding interests of the Portfolio are present or represented at the meeting in person or by proxy. All other investment policies of the Portfolios may be changed by the Trust's Board of Trustees (the "Board" or the "Trustees") upon appropriate notice to investors.

EQUITY SECURITIES

Equity securities include common stock, preferred stock, convertible securities, warrants, depository receipts, shares of closed-end investment companies and equity-related securities. The market value of all securities, particularly equity securities, is based upon the market's perception of value and not necessarily the book value of an issuer or other objective measure of a company's worth. Overall economic and market conditions also impact an equity security's price. The market value of an equity security also may fluctuate based on changes in a company's financial condition. It is possible that a Portfolio may experience a substantial or complete loss on an individual equity investment.

Equity securities owned by a Portfolio may be traded on a securities exchange or in the over-the-counter market and may not be traded every day or in the volume typical of securities traded on a major national securities exchange. As a result, disposition by a Portfolio of equity securities to meet redemptions by investors or otherwise may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over an extended period of time.

COMMON STOCK. Common stock represents an equity (ownership) interest in a company, and usually possesses voting rights and earns dividends. Common stockholders are not creditors of the company, but rather, upon liquidation of the company are entitled to their pro rata share of the company's assets after creditors and, if applicable, preferred stockholders are paid. Dividends on common stock are not fixed but are declared at the discretion of the issuer. Common stock generally represents the riskiest investment in a company. In addition, common stock generally has the greatest appreciation and depreciation potential because increases and decreases in earnings are usually reflected in a company's stock price.

PREFERRED STOCK. Preferred stock is a class of stock having a preference over common stock as to the payment of dividends and the recovery of investment should a company be liquidated. Preferred stock, however, is usually junior to the debt securities of the issuer. Preferred stock typically does not possess voting rights and its market value may change based on changes in interest rates.

CONVERTIBLE SECURITIES. Convertible securities are fixed income securities, preferred stock or other securities that may be converted into or exchanged for a given amount of common stock of the same or a different issuer during a specified period of time at a specified price or formula. A convertible security entitles the holder to receive interest on debt or the dividend on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities ordinarily provide a stream of income with generally higher yields than those of common stock of the same or similar issuers, but lower than the yield of nonconvertible debt. Convertible securities rank senior to common stock in a company's capital structure but are

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usually subordinated to comparable  nonconvertible  securities.  By investing in convertible securities, a Portfolio obtains the right to benefit from the capital appreciation potential in the underlying common stock upon the exercise of the conversion right, while earning higher current income than could be available if the stock was purchased directly.

In general, the value of a convertible security is the higher of its investment value (its value as a fixed income security) and its conversion value (the value of the underlying shares of common stock if the security is converted). As a fixed income security, the value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise. The credit standing of the issuer and other factors also may have an effect on the convertible security's investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, a convertible security's conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. In addition, a convertible security generally will sell at a premium over its conversion value determined by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed income security.

Because convertible securities are typically issued by smaller capitalized companies whose stock price may be volatile, the price of a convertible security may reflect variations in the price of the underlying common stock in a way that nonconvertible debt does not. Also, while convertible securities generally have higher yields than common stock, they have lower yields than comparable nonconvertible securities and are subject to less fluctuations in value than underlying stock since they have fixed income characteristics. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument. If a convertible security is called for redemption, the Portfolio will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party.

WARRANTS. Warrants are securities, typically issued with preferred stock or bonds, that give the holder the right to purchase a given number of shares of common stock at a specified price, usually during a specified period of time. The price usually represents a premium over the applicable market value of the common stock at the time of the warrant's issuance. Warrants have no voting rights with respect to the common stock, receive no dividends and have no rights with respect to the assets of the issuer. Warrants do not pay a fixed dividend. Investments in warrants involve certain risks, including the possible lack of a liquid market for the resale of the warrants, potential price fluctuations as a result of speculation or other factors and failure of the price of the common stock to rise. A warrant becomes worthless if it is not exercised within the specified time period.

EQUITY-RELATED SECURITIES. Equity-related securities are securities whose interest and/or principal payment obligations are linked to a specified index of equity securities, or determined pursuant to specific formulas. A Portfolio may invest in these instruments when the securities provide a higher amount of dividend income than is available from a company's common stock. The amount received by an investor at maturity of these securities is not fixed but is based on the price of the underlying common stock, which may rise or fall. Adverse changes in the securities markets may reduce interest payments made under, and/or the principal of, equity-linked securities held by a Portfolio. In addition, it is not possible to predict how equity-related securities will trade in the secondary market or whether the market for the securities will be liquid.

DEPOSITORY RECEIPTS. A depository receipt is a receipt for shares of a foreign-based company that entitles the holder to distributions on the underlying security. Depository receipts include sponsored and unsponsored American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs") and other similar global instruments. ADRs typically are issued by a U.S. bank or trust company, evidence ownership of underlying securities issued by a foreign company, and are designed for use in U.S. securities markets. EDRs (sometimes

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called  Continental  Depository  Receipts)  are  receipts  issued by a  European financial institution evidencing an arrangement similar to that of ADRs, and are designed for use in European securities markets. The Portfolios invest in depository receipts in order to obtain exposure to foreign securities markets.

Unsponsored depository receipts may be created without the participation of the foreign issuer. Holders of these receipts generally bear all the costs of the depository receipt facility, whereas foreign issuers typically bear certain costs in a sponsored depository receipt. The bank or trust company depository of an unsponsored depository receipt may be under no obligation to distribute shareholder communications received from the foreign issuer or to pass through voting rights. Accordingly, available information concerning the issuer may not be current and the prices of unsponsored depository receipts may be more volatile than the prices of sponsored depository receipts.

CLOSED-END INVESTMENT COMPANIES. International Portfolio may invest in the securities of closed-end investment companies that invest primarily in foreign securities. Because of restrictions on direct investment by U.S. entities in certain countries, other investment companies may provide the most practical or only way for the Portfolio to invest in certain markets. The Portfolio will invest in such companies when, in the Adviser's judgment, the potential benefits of the investment justify the payment of any applicable premium or sales charge. Other investment companies incur their own fees and expenses.

FIXED INCOME SECURITIES

Fixed income securities include corporate debt obligations, U.S. Government Securities, municipal securities, mortgage-related securities, asset-backed securities, guaranteed investment contracts, zero coupon securities, variable and floating rate securities, financial institution obligations, commercial paper, and participation interests.

CORPORATE DEBT OBLIGATIONS. The corporate debt obligations include corporate bonds, debentures, notes, commercial paper and other similar corporate debt instruments. Companies use these instruments to borrow money from investors. The issuer pays the investor a fixed or variable rate of interest and must repay the amount borrowed at maturity. Companies issue commercial paper (short-term unsecured promissory notes) to finance their current obligations.
Commercial paper normally has a maturity of less than 9 months.

U.S. GOVERNMENT SECURITIES. U.S. Government Securities include securities issued by the U.S. Treasury and by U.S. Government agencies and instrumentalities. U.S. Government Securities may be supported by the full faith and credit of the United States (e.g., mortgage-related securities and certificates of the Government National Mortgage Association and securities of the Small Business Administration); by the right of the issuer to borrow from the U.S. Treasury (e.g., Federal Home Loan Bank securities); by the discretionary authority of the U.S. Treasury to lend to the issuer (e.g., Fannie Mae (formerly the Federal National Mortgage Association) securities); or solely by the creditworthiness of the issuer (e.g., Federal Home Loan Mortgage Corporation securities).

Holders of U.S. Government Securities not backed by the full faith and credit of the United States must look principally to the agency or instrumentality issuing the obligation for repayment and may not be able to assert a claim against the United States in the event that the agency or instrumentality does not meet its commitment. There is no assurance that the U.S. Government will support securities not backed by its full faith and credit. Neither the U.S. Government nor any of its agencies or instrumentalities guarantees the market value of the securities they issue.

MUNICIPAL SECURITIES. The states, territories and possessions of the United States, their political subdivisions (such as cities, counties and towns) and various authorities (such as public housing or redevelopment authorities), instrumentalities, public corporations and special districts (such as water, sewer or sanitation districts) issue municipal securities. In addition, municipal securities include securities issued by or on behalf of public authorities to finance various privately operated facilities, such as industrial development bonds, that are backed only by the assets and revenues of the non-governmental user (such as hospitals and airports).

Municipal securities are issued to obtain funds for a variety of public purposes, including general financing for state and local governments, or financing for specific projects or public facilities. Municipal securities are generally classified as bonds, notes, and leases. Municipal securities may be zero-coupon securities. General obligation securities are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue securities are payable from revenue derived from a particular facility, class of facilities or the proceeds of a special excise tax or other specific revenue source but not from the issuer's general taxing power. Many of these bonds are additionally secured by a debt service reserve fund which can be used to make a limited number of principal and interest payments should the pledged revenues be insufficient. Various forms of credit enhancement, such as a bank letter of credit or municipal bond insurance, may also be employed in revenue bond issues. Private activity bonds and industrial revenue bonds do not carry the pledge of the credit of the issuing municipality, but generally are guaranteed by the corporate entity on whose behalf they are issued. Municipal bonds may also be moral obligation bonds, which are normally issued by special purpose public authorities. If the issuer is unable to meet its obligations under the bonds from current revenues, it may draw on a reserve fund that is backed by the moral commitment (but not the legal obligation) of the state or municipality that created the issuer.

Municipal bonds meet longer term capital needs of a municipal issuer and generally have maturities of more than one year when issued. Municipal notes are intended to fulfill the short-term capital needs of the issuer and generally have maturities not exceeding one year. They include tax anticipation notes, revenue anticipation notes, bond anticipation notes, construction loan notes and tax-exempt commercial paper. Municipal notes also include longer term issues that are remarketed to investors periodically, usually at one year intervals or less. Municipal leases generally take the form of a lease or an installment purchase or conditional sale contract. Municipal leases are entered into by state and local governments and authorities to acquire equipment and facilities such as fire and sanitation vehicles, telecommunications equipment and other capital assets. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the government issuer) have evolved as a means for governmental issuers to acquire property and equipment without being required to meet the constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations of many state constitutions and statutes are deemed to be inapplicable because of the inclusion in many leases or contracts of "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. Generally, the Funds will invest in municipal lease obligations through certificates of participation.

MORTGAGE-RELATED SECURITIES. Mortgage-related securities represent interests in a pool of mortgage loans originated by lenders such as commercial banks, savings associations and mortgage bankers and brokers. Mortgage-related securities may be issued by governmental or government-related entities or by non-governmental entities such as special purpose trusts created by commercial lenders.

Pools of mortgages consist of whole mortgage loans or participations in mortgage loans. The majority of these loans are made to purchasers of 1-4 family homes. The terms and characteristics of the mortgage instruments are generally uniform within a pool but may vary among pools. For example, in addition to fixed-rate, fixed-term mortgages, the Portfolios may purchase pools of adjustable-rate mortgages, growing equity mortgages, graduated payment mortgages and other types. Mortgage poolers apply qualification standards to lending institutions which originate mortgages for the pools as well as credit standards and underwriting criteria for individual mortgages included in the pools. In addition, many mortgages included in pools are insured through private mortgage insurance companies.

Mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or on specified call dates. Most mortgage-related

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securities,  however,  are pass-through  securities,  which means that investors receive payments consisting of a pro-rata share of both principal and interest (less servicing and other fees), as well as unscheduled prepayments, as loans in the underlying mortgage pool are paid off by the borrowers. Additional prepayments to holders of these securities are caused by prepayments resulting from the sale or foreclosure of the underlying property or refinancing of the underlying loans. As prepayment rates of individual pools of mortgage loans vary widely, it is not possible to predict accurately the average life of a particular mortgage-related security. Although mortgage-related securities are issued with stated maturities of up to forty years, unscheduled or early payments of principal and interest on the mortgages may shorten considerably the securities' effective maturities. See "Risk Considerations."

GOVERNMENT AND AGENCY MORTGAGE-RELATED SECURITIES. The principal issuers or guarantors of mortgage-related securities are the Government National Mortgage Association ("GNMA"), Fannie Mae ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). GNMA, a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development ("HUD"), creates pass-through securities from pools of government guaranteed (Federal Housing Authority or Veterans Administration) mortgages. The principal and interest on GNMA pass-through securities are backed by the full faith and credit of the U.S. Government.

FNMA, which is a U.S. Government-sponsored corporation owned entirely by private stockholders that is subject to regulation by the Secretary of HUD, and FHLMC, a corporate instrumentality of the U.S. Government, issue pass-through securities from pools of conventional and federally insured and/or guaranteed residential mortgages. FNMA guarantees full and timely payment of all interest and principal,  and  FHMLC  guarantees  timely  payment  of  interest  and  ultimate collection of principal of its pass-through securities. Mortgage-related securities from FNMA and FHLMC are not backed by the full faith and credit of the U.S. Government.

PRIVATELY ISSUED MORTGAGE-RELATED SECURITIES. Mortgage-related securities offered by private issuers include pass-through securities comprised of pools of conventional residential mortgage loans; mortgage-backed bonds, which are considered to be debt obligations of the institution issuing the bonds and are collateralized by mortgage loans; and bonds and collateralized mortgage obligations that are collateralized by mortgage-related securities issued by GNMA, FNMA or FHLMC or by pools of conventional mortgages of multi-family or of commercial mortgage loans.

Privately-issued mortgage-related securities generally offer a higher rate of interest (but greater credit and interest rate risk) than securities issued by U.S. Government issuers because there are no direct or indirect governmental guarantees of payment. Many non-governmental issuers or servicers of mortgage-related securities guarantee or provide insurance for timely payment of interest and principal on the securities. The market for privately-issued mortgage-related securities is smaller and less liquid than the market for mortgage-related securities issued by U.S. government issuers.

STRIPPED MORTGAGE-RELATED SECURITIES. Stripped mortgage-related securities are multi-class mortgage-related securities that are created by separating the securities into their principal and interest components and selling each piece separately. Stripped mortgage-related securities are usually structured with two classes that receive different proportions of the interest and principal distributions in a pool of mortgage assets. The market values of these securities are extremely sensitive to prepayment rates.

ADJUSTABLE RATE MORTGAGE SECURITIES. Adjustable rate mortgage securities ("ARMs") are pass-through securities representing interests in pools of mortgage loans with adjustable interest rates that are reset at periodic intervals, usually by reference to some interest rate index or market interest rate, and that may be subject to certain limits. Although the rate adjustment feature may reduce sharp changes in the value of adjustable rate securities, these securities can change in value based on changes in market interest rates or changes in the issuer's creditworthiness. Changes in the interest rates on ARMs may lag behind changes in prevailing market interest rates. Because of the resetting of interest rates, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall. A Portfolio could suffer

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some principal  loss if the Portfolio  sold the  securities  before the interest rates on the underlying mortgages were adjusted to reflect current market rates. Some adjustable rate securities (or the underlying mortgages) are subject to caps or floors, that limit the maximum change in interest rates during a specified period or over the life of the security.

COLLATERALIZED MORTGAGE OBLIGATIONS. Collateralized mortgage obligations ("CMOs") are multiple-class debt obligations that are fully collateralized by mortgage-related pass-through securities or by pools of mortgages ("Mortgage Assets"). Payments of principal and interest on the Mortgage Assets are passed through to the holders of the CMOs as they are received, although certain classes (often referred to as "tranches") of CMOs have priority over other classes with respect to the receipt of mortgage prepayments.

Multi-class mortgage pass-through securities are interests in trusts that hold Mortgage Assets and that have multiple classes similar to those of CMOs. Payments of principal of and interest on the underlying Mortgage Assets (and in the case of CMOs, any reinvestment income thereon) provide funds to pay debt service on the CMOs or to make scheduled distributions on the multi-class mortgage pass-through securities. Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. Planned amortization class mortgage-related securities ("PAC Bonds") are a form of parallel pay CMO. PAC Bonds are designed to provide relatively predictable payments of principal provided that, among other things, the actual prepayment experience on the underlying mortgage loans falls within a contemplated range. CMOs may have complicated structures and generally involve more risks than simpler forms of mortgage-related securities. Delinquency or loss in excess of that covered by credit enhancement protection could adversely affect the return on an investment in such a security.

The final tranche of a CMO may be structured as an accrual bond (sometimes referred to as a "Z-tranche"). Holders of accrual bonds receive no cash payments for an extended period of time. During the time that earlier tranches are outstanding, accrual bonds receive accrued interest which is a credit for periodic interest payments that increases the face amount of the security at a compounded rate, but is not paid to the bond holder. After all previous tranches are retired, accrual bond holders start receiving cash payments that include both principal and continuing interest. The market value of accrual bonds can fluctuate widely and their average life depends on the other aspects of the CMO offering. Interest on accrual bonds is taxable when accrued even though the holders receive no accrual payment. The Funds distribute all of their net investment income, and may have to sell portfolio securities to distribute imputed income, which may occur at a time when an Adviser would not have chosen to sell such securities and which may result in a taxable gain or loss.

CREDIT ENHANCEMENTS. To lessen the effect of the failures by obligors on Mortgage Assets to make payments, CMOs and other mortgage-related securities may contain elements of credit enhancement, consisting of either (1) liquidity protection or (2) protection against losses resulting after default by an obligor on the underlying assets and allocation of all amounts recoverable directly from the obligor and through liquidation of the collateral. This protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of these methods. The Funds will not pay any additional fees for credit enhancements for mortgage-related securities, although the credit enhancement may increase the costs of the mortgage-related securities. Delinquency or loss in excess of that covered by credit enhancement protection could adversely affect the return on an investment in such a security.

ASSET-BACKED SECURITIES. Asset-backed securities have structural characteristics similar to mortgage-related securities but have underlying assets that are not mortgage loans or interests in mortgage loans. Asset-backed securities represent fractional interests in, or are secured by and payable from, pools of assets such as motor vehicle installment sales contracts, installment loan contracts, leases of various types of real and personal property and receivables from revolving credit (e.g., credit card) agreements. Assets are securitized through the use of trusts and special purpose corporations that issue securities that are often backed by a pool of assets representing the obligations of a number of different parties. Asset-backed securities have structures and characteristics similar to those of mortgage-related securities and, accordingly, are subject to many of the same risks, although often, to a greater extent. See "Risk
Considerations." No Portfolio may invest more than 10% of its net assets in asset-backed securities that are backed by a particular type of credit, (e.g., credit card receivables).

FOREIGN GOVERNMENT AND SUPRANATIONAL ORGANIZATIONS DEBT SECURITIES. A Fund may invest in fixed income securities issued by the governments of foreign countries or by those countries' political subdivisions, agencies or instrumentalities as well as by supranational organizations such as the International Bank for Reconstruction and Development and the Inter-American Development Bank if the Adviser believes that the securities do not present risks inconsistent with the Fund's investment objective.

GUARANTEED INVESTMENT CONTRACTS. Guaranteed investment contracts ("GICs") are issued by insurance companies. In purchasing a GIC, a Portfolio contributes cash to the insurance company's general account and the insurance company then credits to the Portfolio's deposit fund on a monthly basis guaranteed interest at a specified rate. The GIC provides that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it. There is no secondary market for GICs and, accordingly, GICs are generally treated as illiquid investments. GICs are typically unrated.

ZERO-COUPON SECURITIES. Zero-coupon securities are debt obligations that are issued or sold at a significant discount from their face value and do not pay current interest to holders prior to maturity, a specified redemption date or cash payment date. The discount approximates the total interest the securities will accrue and compound over the period to maturity or the first interest payment date at a rate of interest reflecting the market rate of interest at the time of issuance. The original issue discount on the zero-coupon securities must be included ratably in the income of a Portfolio (and thus an investor's) as the income accrues, even though payment has not been received. The Funds distribute all of their net investment income, and may have to sell portfolio securities to distribute imputed income, which may occur at a time when an Adviser would not have chosen to sell such securities and which may result in a taxable gain or loss. Because interest on zero-coupon securities is not paid on a current basis but is in effect compounded, the value of these securities is subject to greater fluctuations in response to changing interest rates, and may involve greater credit risks, than the value of debt obligations which distribute income regularly.

Zero-coupon securities may be securities that have been stripped of their unmatured interest stream. Zero-coupon securities may be custodial receipts or certificates, underwritten by securities dealers or banks, that evidence ownership of future interest payments, principal payments or both on certain U.S. Government securities. The underwriters of these certificates or receipts generally purchase a U.S. Government security and deposit the security in an irrevocable trust or custodial account with a custodian bank, which then issues receipts or certificates that evidence ownership of the purchased unmatured coupon payments and the final principal payment of the U.S. Government Security. These certificates or receipts have the same general attributes as zero-coupon stripped U.S. Treasury securities but are not supported by the issuer of the U.S. Government Security. The risks associated with stripped securities are similar to those of other zero-coupon securities, although stripped securities may be more volatile, and the value of certain types of stripped securities may move in the same direction as interest rates.

VARIABLE AND FLOATING RATE SECURITIES. Certain debt securities have variable or floating rates of interest and, under certain limited circumstances, may have varying principal amounts. These securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to one or more interest rate indices or market interest rates (the "underlying index"). The interest paid on these securities is a function primarily of the underlying index upon which the interest rate adjustments are based. These adjustments minimize changes in the market value of the obligation. Similar to fixed rate debt instruments, variable and floating rate instruments are subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness. The rate of interest on securities purchased by a Portfolio may be tied to U.S. Government Securities or indices on those securities as well as any other rate of interest or index. Certain variable rate securities pay interest at a rate that varies inversely to prevailing short-term interest rates (sometimes referred to as "inverse floaters"). Certain inverse floaters may have an interest rate reset mechanism that multiplies the effects of changes in the underlying index. This mechanism may increase the volatility of the security's market value while increasing the security's yield. The Money Market Portfolios may not invest in inverse floaters.

Many variable rate instruments include the right of the holder to demand prepayment of the principal amount of the obligation prior to its stated maturity and the right of the issuer to prepay the principal amount prior to maturity.

Variable and floating rate demand notes of corporations include master demand notes that permit investment of fluctuating amounts at varying interest rates under direct arrangements with the issuer of the instrument. The issuer of these obligations often has the right, after a given period, to prepay the outstanding principal amount of the obligations upon a specified number of days' notice. Because master demand notes are direct lending arrangements between a Fund and the issuer, they are not normally traded. Although there is no secondary market in the notes, the Fund may demand payment of principal and accrued interest at any time upon a specified period of notice.

Certain securities may have an initial principal amount that varies over time based on an interest rate index, and, accordingly, a Portfolio might be entitled to less than the initial principal amount of the security upon the security's maturity. A Portfolio will purchase these securities only when its Adviser believes the interest income from the instrument justifies any principal risks associated with the instrument. The Advisers may attempt to limit any potential loss of principal by purchasing similar instruments that are intended to provide an offsetting increase in principal. There can be no assurance that the Advisers will be able to limit the effects of principal fluctuations and, accordingly, a Portfolio may incur losses on those securities even if held to maturity without issuer default.

There may not be an active secondary market for any particular floating or variable rate instruments, which could make it difficult for a Portfolio to dispose of the instrument during periods that the Portfolio is not entitled to exercise any demand rights it may have. A Portfolio could, for this or other reasons, suffer a loss with respect to those instruments. The Advisers monitor the liquidity of each Portfolio's investment in variable and floating rate instruments, but there can be no guarantee that an active secondary market will exist.

FINANCIAL INSTITUTION OBLIGATIONS. Obligations of financial institutions include certificates of deposit, bankers' acceptances, time deposits and other short-term debt obligations. Certificates of deposit represent an institution's obligation to repay funds deposited with it that earn a specified interest rate over a given period. Bankers' acceptances are negotiable obligations of a bank to pay a draft which has been drawn by a customer and are usually backed by goods in international trade. Time deposits are non-negotiable deposits with a banking institution that earn a specified interest rate over a given period. Certificates of deposit and fixed time deposits, which are payable at the stated maturity date and bear a fixed rate of interest, generally may be withdrawn on demand by a Portfolio but may be subject to early withdrawal penalties which could reduce a Portfolio's performance. Although fixed time deposits do not in all cases have a secondary market, there are no contractual restrictions on a Portfolio's right to transfer a beneficial interest in the deposits to third parties.

Portfolios that invest in foreign securities may invest in Eurodollar certificates of deposit, which are issued by offices of foreign and domestic banks located outside the United States; Yankee certificates of deposit, which are issued by a U.S. branch of a foreign bank and held in the United States; Eurodollar time deposits, which are deposits in a foreign branch of a U.S. bank or a foreign bank; and Canadian time deposits, which are issued by Canadian offices of major Canadian banks. Each of these instruments is U.S. dollar denominated.

PARTICIPATION INTERESTS. A participation interest gives a Portfolio an undivided proportionate interest in a loan or security owned by banks or other institutions. Participation interests may carry a demand feature permitting the holder to tender the interests back to the bank or other institution. Participation interests, however, do not provide the Portfolio with any right to enforce compliance by the borrower, nor any rights of set-off against the borrower and the Portfolio may not directly benefit from any collateral supporting the loan in which it purchased a participation interest. As a result, the Portfolio will assume the credit risk of both the borrower and the lender that is selling the participation interest. A Portfolio will not invest more than 10% of its total assets in participation interests in which the Portfolio does not have demand rights.

GENERAL MONEY MARKET PORTFOLIO GUIDELINES

Each Money Market Portfolio will invest only in high-quality, U.S. dollar-denominated instruments. As used herein, high-quality instruments include those that (1) are rated (or, if unrated, are issued by an issuer with comparable outstanding short-term debt that is rated) in one of the two highest rating categories by two NRSROs or, if only one NRSRO has issued a rating, by that NRSRO; or (2) are otherwise unrated and determined by the Adviser, pursuant to procedures adopted by the Board, to be of comparable quality. A Money Market Portfolio will not invest in a security that has received, or is deemed comparable in quality to a security that has received, the second highest rating by an NRSRO (a "second tier security") if, immediately after the acquisition, the Portfolio would have invested more than (1) the greater of 1% of its total assets in any single second tier security; or (2) 5% of its total assets in second tier securities. A description of the rating categories of Standard & Poor's, Moody's and certain other NRSROs is contained in Appendix A to this Part B.

In addition, each Money Market Portfolio (1) will invest only in instruments that have a remaining maturity of 397 days or less (as calculated in accordance with Rule 2a-7 under the 1940 Act); (2) will maintain a dollar-weighted average maturity of 90 days or less; (3) will not invest more than 5% of its total assets in the securities of any one issuer (except U.S. Government Securities and to the extent permitted by Rule 2a-7); and (4) will not purchase a security if the value of all securities held by the Portfolio and issued or guaranteed by the same issuer (including letters of credit in support of a security) would exceed 10% of the Portfolio's total assets.

BORROWING

Each Portfolio may borrow money in accordance with its investment poicies set forth under "Investment Limitations." Interest costs on borrowings may offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, a Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. A Portfolio's use of borrowed proceeds to make investments would subject the Portfolio to the risks of leveraging. Reverse repurchase agreements, dollar roll transactions and other similar investments that involve a form of leverage have characteristics similar to borrowings but are not considered borrowings if the Portfolio maintains a segregated account.

DOLLAR ROLL TRANSACTIONS

Dollar roll transactions are transactions in which a Portfolio sells securities to a bank or securities dealer, and makes a commitment to purchase similar, but not identical, securities at a later date from the same party. During the period between the commitment and settlement, no payment is made for the securities purchased and no interest or principal payments on the securities accrue to the purchaser, but the Portfolio assumes the risk of ownership. A Portfolio is compensated for entering into dollar roll transactions by the difference between the current sales price and the forward price for the future purchase, as well as by the interest earned on the cash proceeds of the initial sale. The Portfolios will engage in dollar roll transactions for the purpose of acquiring securities for their investment portfolios. Each Portfolio will limit its obligations on dollar roll transactions to 35% of the Portfolio's net assets.

REPURCHASE AGREEMENTS

Repurchase agreements are transactions in which a Portfolio purchases securities from a bank or securities dealer and simultaneously commits to resell the securities to the bank or dealer at an agreed-upon date and at a price reflecting a market rate of interest unrelated to the purchased security. During the term of a repurchase agreement, each Portfolio's custodian maintains possession of the purchased securities and any underlying collateral, which is maintained at not less than 100% of the repurchase price. Repurchase agreements allow a Portfolio to earn income on its uninvested cash for periods as short as overnight, while retaining the flexibility to pursue longer-term investments. A Money Market Portfolio will only enter into a repurchase agreement with a primary dealer that reports to the Federal Reserve Bank of New York ("primary dealers") or one of the largest 100 commercial banks in the United States. International Portfolio may enter into repurchase agreements with foreign entities.

REVERSE REPURCHASE AGREEMENTS

Reverse repurchase agreements are transactions in which a Portfolio sells a security and simultaneously commits to repurchase that security from the buyer at an agreed upon price on an agreed upon future date. The resale price in a reverse repurchase agreement reflects a market rate of interest that is not related to the coupon rate or maturity of the sold security. For certain demand agreements, there is no agreed upon repurchase date and interest payments are calculated daily, often based upon the prevailing overnight repurchase rate.

LENDING PORTFOLIO SECURITIES

Each Portfolio may lend portfolio securities in an amount up to 33-1/3% of its total assets to brokers, dealers and other financial institutions. Securities loans must be continuously collateralized and the collateral must have market value at least equal to value of the Portfolio's loaned securities, plus accrued interest. In a portfolio securities lending transaction, the Portfolio receives from the borrower an amount equal to the interest paid or the dividends declared on the loaned securities during the term of the loan as well as the interest on the collateral securities, less any fees (such as finders or administrative fees) the Portfolio pays in arranging the loan. The Portfolio may share the interest it receives on the collateral securities with the borrower. The terms of a Portfolio's loans permit the Portfolio to reacquire loaned securities on five business days' notice or in time to vote on any important matter. Loans are subject to termination at the option of a Portfolio or the borrower at any time, and the borrowed securities must be returned when the loan is terminated.

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES AND FORWARD COMMITMENTS

Each Portfolio may purchase or sell portfolio securities on a "when-issued," "delayed delivery" or "Forward commitment" basis. When-issued securities may be purchased on a "when, as and if issued" basis under which the issuance of the securities depends upon the occurrence of a subsequent event. When these transactions are negotiated, the price is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. When-issued securities and forward commitments may be sold prior to the settlement date, but the Portfolios enter into these transactions only with the intention of actually receiving securities or delivering them, as appropriate. The Portfolios may dispose of the right to acquire these securities before the settlement date if deemed advisable. During the period between the time of commitment and settlement, no payment is made for the securities purchased and no interest or dividends on the securities accrue to the purchaser. At the time a Portfolio makes a commitment to purchase securities in this manner, the Portfolio immediately assumes the risk of ownership, including price fluctuation. The use of when-issued transactions and forward commitments enables a Portfolio to protect against anticipated changes in interest rates and prices, but also tends to increase the volatility of the Portfolio's asset value per unit. Except for dollar-roll transactions, a Portfolio will not purchase securities on a when-issued, delayed delivery or forward commitment basis if, as a result, more than 15% of the value of the Portfolio's total assets would be committed to such transactions.

The use of when-issued transactions and forward commitments enables a Portfolio to hedge against anticipated changes in interest rates and prices. If an Adviser were to forecast incorrectly the direction of interest rate movements, however, a Portfolio might be required to complete when-issued or forward transactions at prices inferior to the current market values.

At the time a Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, the Portfolio will record the transaction as a purchase and thereafter reflect the value each day of such securities in determining its net asset value.

ILLIQUID INVESTMENTS

No Portfolio may knowingly invest more than 15% (10% in the case of the Money Market Portfolios) of the Portfolio's net assets in illiquid investments. Illiquid investments are investments that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Portfolio has valued the investment and include, among other instruments, repurchase agreements not entitling the Portfolio to payment of principal within seven days.

An institutional market has developed for certain securities that are not registered under the 1933 Act. Institutional investors usually will not seek to sell these instruments to the general public, but instead will often depend on either an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment of the unregistered security. A security's contractual or legal restrictions on resale to the general public or to certain institutions therefore may not be determinative of the liquidity of such investments.

If unregistered securities are eligible for purchase by institutional buyers in accordance with applicable exemptions under guidelines adopted by the Board, an Adviser may determine that the securities are liquid. Under these guidelines, the Advisers are required to take into account: (1) the frequency of trades and quotations for the investment; (2) the number of dealers willing to purchase or sell the investment; (3) the number of dealers that have undertaken to make a market in the investment; (4) the number other potential purchasers; and (5) the nature of the marketplace trades, including the time needed to dispose of the investment, the method of soliciting offers and the mechanics of the transfer.

Illiquid investments may be more difficult to value than liquid investments and the sale of illiquid investments generally may require more time and result in higher selling expenses than the sale of liquid investments. A Portfolio might not be able to dispose of restricted or other securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions. Restrictions on resale may have an adverse effect on the marketability of illiquid investments and a Portfolio might also have to register certain investments in order to dispose of them, resulting in expense and delay.

SHORT SALES "AGAINST THE BOX"

Each Portfolio may engage in short sales "against the box." A short sale is "against the box" to the extent that while the short position is open, the Portfolio must own an equal amount of the securities sold short, or by virtue of ownership of securities have the right, without payment of further consideration, to obtain an equal amount of the securities sold short. Short sales against-the-box may in certain cases be made to defer, for Federal income tax purposes, recognition of gain or loss on the sale of securities "in the box" until the short position is closed out. If a Portfolio has unrealized gain with respect to a long position and enters into a short sale against-the-box, the Portfolio generally will be deemed to have sold the long position for tax purposes and thus will recognize gain. Prohibitions on entering short sales other than against the box does not restrict a Portfolio's ability to use short-term credits necessary for the clearance of portfolio transactions and to make margin deposits in connection with permitted transactions in options and futures contracts. No Portfolio may make short sales if, as a result, more than 25% of the Portfolio's total assets would be so invested or such a position would represent more than 2% of the outstanding voting securities of any single issuer or class of an issuer.

OPTIONS AND FUTURES CONTRACTS

A Portfolio may (1) purchase or sell (write) put and call options on securities to enhance the Portfolio's performance and (2) seek to hedge against a decline in the value of securities owned by the Portfolio or an increase in the price of securities that the Portfolio plans to purchase through the writing and purchase of exchange-traded and over-the-counter options on individual securities or securities or financial indices and through the purchase and sale of interest-rate futures contracts and options on those futures contracts. A Portfolio may only write options that are covered. To the extent a Portfolio invests in foreign securities, it may in the future invest in options on foreign currencies, foreign currency futures contracts and options on those futures contracts. These instruments are considered to be derivatives. Use of these instruments is subject to regulation by the SEC, the several options and futures exchanges on which futures and options are traded or the CFTC. No assurance can be given that any hedging or option income strategy will achieve its intended result. A Portfolio may enter into futures contracts only if the aggregate of initial margin deposits for open futures contract positions does not exceed 5% of the Portfolio's total assets.

COVER FOR OPTIONS AND FUTURES CONTRACTS. When engaging in hedging transactions, a Portfolio will hold securities, currencies, or other options or futures positions whose values are expected to offset ("cover") its obligations under the transactions. A Portfolio will enter into a hedging strategy that exposes it to an obligation to another party only if the Portfolio owns either (1) an offsetting ("covered") position in the underlying security, currency or options or futures contract, or (2) cash, receivables and liquid debt securities with a value sufficient at all times to cover its potential obligations. Each Portfolio will comply with SEC guidelines with respect to coverage of these strategies and, if the guidelines require, will set aside cash, liquid debt securities and other permissible assets ("Segregated Assets") in a segregated account with the Custodian in the prescribed amount. Segregated Assets cannot be sold or closed out while the hedging or option income strategy is outstanding, unless the Segregated Assets are replaced with similar assets. As a result, there is a possibility that the use of cover or segregation involving a large percentage of a Portfolio's assets could impede portfolio management or a Portfolio's ability to meet redemption requests or other current obligations.

The Portfolios have no current intention of investing in futures contracts and options thereon for purposes other than hedging. No Portfolio may purchase any call or put option on a futures contract if the premiums associated with all such options held by the Portfolio would exceed 5% of the Portfolio's total assets as of the date the option is purchased. No Portfolio may sell a put option if the exercise value of all put options written by the Portfolio would exceed 50% of the Portfolio's total assets or sell a call option if the exercise value of all call options written by the Portfolio would exceed the value of the Portfolio's assets. In addition, the current market value of all open futures positions held by a Portfolio will not exceed 50% of its total assets.

OPTIONS ON SECURITIES. A call option is a contract under which the purchaser of the call option, in return for a premium paid, has the right to buy the security underlying the option at a specified exercise price at any time during the term of the option. The writer of the call option, who receives the premium, has the obligation upon exercise of the option to deliver the underlying security against payment of the exercise price during the option period. A put option gives its purchaser, in return for a premium, the right to sell the underlying security at a specified price during the term of the option. The writer of the put, who receives the premium, has the obligation to buy the underlying security upon exercise at the exercise price during the option period. The amount of premium received or paid is based upon certain factors, including the market price of the underlying assets, the relationship of the exercise price to the market price, the historical price volatility of the underlying assets, the option period, supply and demand and interest rates.

OPTIONS ON STOCK INDICES. A stock index assigns relative values to the stock included in the index, and the index fluctuates with changes in the market values of the stocks included in the index. Stock index options operate in the same way as the more traditional options on securities except that exercises of stock index options are effected with cash payments and do not involve delivery of securities (i.e., stock index options are settled exclusively in cash). Thus, upon exercise of stock index options, the purchaser will realize and the writer will pay an amount based on the differences between the exercise price and the closing price of the stock index.

OPTIONS ON FUTURES CONTRACTS. Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract rather than to purchase or sell stock, at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position to the holder of the option will be accompanied by transfer to the holder of an accumulated balance representing the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the future.

FUTURES CONTRACTS AND INDEX FUTURES CONTRACTS. A futures contract is a bilateral agreement where one party agrees to accept, and the other party agrees to make, delivery of cash, an underlying debt security or a currency, as called for in the contract, at a specified date and at an agreed-upon price. A bond or stock index futures contract involves the delivery of an amount of cash equal to a specified dollar amount times the difference between the bond or stock index value at the close of trading of the contract and the price at which the futures contract is originally struck. No physical delivery of the securities comprising the index is made. Generally, these futures contracts are closed out prior to the expiration date of the contracts.

FOREIGN CURRENCY TRANSACTIONS

Portfolios that make foreign investments may conduct foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign exchange market or by entering into a forward foreign currency contract. A forward foreign currency contract ("forward contract") involves an obligation to purchase or sell a specific amount of a specific currency at a future date, which may be any fixed number of days (usually less than one year) from the date of the contract agreed upon by the parties, at a price set at the time of the contract. Forward contracts are considered to be "derivatives" -- financial instruments whose performance is derived, at least in part, from the performance of another asset (such as a security, currency or an index of securities). The Portfolio enters into forward contracts in order to "lock in" the exchange rate between the currency it will deliver and the currency it will receive for the duration of the contract. In addition, the Portfolio may enter into forward contracts to hedge against risks arising from securities the Portfolio owns or anticipates purchasing, or the U.S. dollar value of interest and dividends paid on those securities. The Portfolio will not enter into forward contracts for speculative purposes. The Portfolio will not have more than 25% of its total assets committed to forward contracts, or maintain a net exposure to forward contracts that would obligate the Portfolio to deliver an amount of foreign currency in excess of the value of the Portfolio's investment securities or other assets denominated in that currency.

If the Portfolio makes delivery of the foreign currency at or before the settlement of a forward contract, it may be required to obtain the currency through the conversion of assets of the Portfolio into the currency. The Portfolio may close out a forward contract obligating it to purchase a foreign currency by selling an offsetting contract, in which case it will realize a gain or a loss.

Foreign currency transactions involve certain costs and risks. The Portfolio incurs foreign exchange expenses in converting assets from one currency to another. Forward contracts involve a risk of loss if the Adviser is inaccurate in its prediction of currency movements. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. The precise matching of forward contract amounts and the value of the securities involved is generally not possible. Accordingly, it may be necessary for the Portfolio to purchase additional foreign currency if the market value of the security is less than the amount of the foreign currency the Portfolio is obligated to deliver under the forward contract and the decision is made to sell the security and make delivery of the foreign currency. The use of forward contracts as a hedging technique does not eliminate fluctuations in the prices of the underlying securities the Portfolio owns or intends to acquire, but it does fix a rate of exchange in advance. Although forward contracts can reduce the risk of loss due to a decline in the value of the hedged currencies, they also limit any potential gain that might result from an increase in the value of the currencies.

In addition, there is no systematic reporting of last sale information for foreign currencies, and there is no regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information available is generally representative of very large transactions in the interbank market. The interbank market in foreign currencies is a global around-the-clock market. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, a Portfolio may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

The Portfolios have no present intention to enter into currency futures or options contracts, but may do so in the future. A Portfolio might take positions in options on foreign currencies in order to hedge against the risk of foreign exchange fluctuation on foreign securities the Portfolio holds in its portfolio or which it intends to purchase.

SWAPS, CAPS, FLOORS AND COLLARS

A Portfolio may enter into interest rate, currency and mortgage (or other asset) swaps, and may purchase and sell interest rate "caps," "floors" and "collars." Interest rate swaps involve the exchange by a Portfolio and a counterparty of their respective commitments to pay or receive interest (e.g., an exchange of floating rate payments for fixed rate payments). Mortgage swaps are similar to interest rate swap agreements, except that the contractually-based principal amount (the "notional principal amount") is tied to a reference pool of mortgages. Currency swaps' notional principal amount is tied to one or more currencies, and the exchange commitments can involve payments in the same or different currencies. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on the notional principal amount from the party selling the cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined value, to receive payments on a notional principal amount from the party selling such floor. A collar entitles the purchaser to receive payments to the extent a specified interest rate falls outside an agreed range.

A Portfolio will enter into these transactions primarily to preserve a return or a spread on a particular investment or portion of its portfolio or to protect against any interest rate fluctuations or increase in the price of securities it anticipates purchasing at a later date. The Portfolios intend to use these transactions as a hedge and not as a speculative investment, and will enter into the transactions in order to shift a Portfolio's investment exposure from one type of investment to another.

A Portfolio may enter into interest rate protection transactions on an asset-based basis, depending on whether it is hedging its assets or its liabilities, and will usually enter into interest rate swaps on a net basis, i.e., the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments.

The use of interest rate protection transactions is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If an Adviser incorrectly forecasts market values, interest rates and other applicable factors, there may be considerable impact on a Portfolio's performance. Even if the Advisers are correct in their forecasts, there is a risk that the transaction may correlate imperfectly with the price of the asset or liability being hedged.

TEMPORARY DEFENSIVE POSITION

When, in the judgment of an Adviser, market or economic conditions warrant, each Portfolio, other than a Money Market Portfolio, may assume a defensive position and temporarily hold cash or invest without limit in cash equivalents to retain flexibility in meeting redemptions, paying expenses and timing of new investments. These investments will be rated in one of the two highest short-term rating categories by an NRSRO or, if not rated, determined by the Adviser to be of comparable quality, including: (1) short-term U.S. Government Securities; (2) certificates of deposit, bankers' acceptances and interest-bearing savings deposits of commercial banks doing business in the United States that have, at the time of investment, except in the case of International Portfolio, total assets in excess of one billion dollars and that are insured by the Federal Deposit Insurance Corporation; (3) commercial paper;
(4) repurchase agreements covering any of the securities in which the Portfolio may invest directly; and (5) shares of money market funds registered under the 1940 Act within the limits specified therein. To the extent that a Portfolio assumes a temporary defensive position, it may not be invested to pursue its investment objective. International Portfolio may hold cash and invest in bank instruments denominated in any major foreign currency.

Apart from temporary defensive purposes, a Portfolio may at any time invest a portion of its assets in cash and cash equivalents as described above.

                               RISK CONSIDERATIONS


COUNTERPARTY RISK

The Portfolios may be exposed to the risks of financial failure or insolvency of another party. To help reduce those risks, the Advisers, subject to the Board's supervision, monitor and evaluate the creditworthiness of counterparties to the Portfolios' transactions and intend to enter into a transaction only when they believe that the counterparty presents minimal credit risks and the benefits from the transaction justify the attendant risks.

The use of repurchase agreements, securities lending, reverse repurchase agreements, interest rate protection transactions (such as caps, collars and floors), forward commitments (including dollar roll transactions) and forward contracts involving currencies present particular counterparty risk. In the event that bankruptcy, insolvency or similar proceedings were commenced against a counterparty while these transactions remained open or a counterparty defaulted on its obligations, a Portfolio may have difficulties in exercising its rights to the underlying securities or currencies, as applicable, it may incur costs and expensive time delays in disposing of the underlying securities and it may suffer a loss. Failure by the other party to deliver a security or currency purchased by a Portfolio may result in a missed opportunity to make an alternative investment. Counterparty insolvency risk with respect to repurchase agreements is reduced by favorable insolvency laws that allow a Portfolio, among other things, to liquidate the collateral held in the event of the bankruptcy of the counterparty. Those laws do not apply to securities lending, reverse repurchase agreements and dollar roll transactions, and therefore, those transactions involve more risk than repurchase agreements. For example, in the event the purchaser of securities in a dollar roll transaction files for bankruptcy or becomes insolvent, a Portfolio's use of the proceeds of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Portfolio's obligation to repurchase the securities. As a result of entering into forward commitments and reverse repurchase agreements, as well as lending its securities, a Portfolio may be exposed to greater potential fluctuations in the value of its assets and net asset value per unit.

FIXED INCOME SECURITIES

GENERAL. The market value of the interest-bearing fixed income securities held by the Portfolios will be affected by changes in interest rates. There is normally an inverse relationship between the market value of securities sensitive to prevailing interest rates and actual changes in interest rates. The longer the remaining maturity (and duration) of a security, the more sensitive the security is to changes in interest rates. All fixed income securities, including U.S. Government Securities, can change in value when there is a change in interest rates. Changes in the ability of an issuer to make payments of interest and principal and in the markets' perception of an issuer's creditworthiness will also affect the market value of that issuer's debt securities. As a result, an investment in a Portfolio is subject to risk even if all fixed income securities in the Portfolio's investment portfolio are paid in full at maturity. In addition, certain fixed income securities may be subject to extension risk, which refers to the change in total return on a security resulting from an extension or abbreviation of the security's maturity.

Yields on fixed income securities, including municipal securities, are dependent on a variety of factors, including the general conditions of the fixed income securities markets, the size of a particular offering, the maturity of the obligation and the rating of the issue. Fixed income securities with longer maturities tend to produce higher yields and are generally subject to greater price movements than obligations with shorter maturities. A portion of the municipal securities held by the Portfolios may be supported by credit and liquidity enhancements, such as letters of credit (which are not covered by federal deposit insurance) or puts or demand features of third party financial institutions, generally domestic and foreign banks.

The issuers of fixed income securities are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors that may restrict the ability of the issuer to pay, when due, the principal of and interest on its debt securities. The possibility exists therefore, that, as a result of bankruptcy, litigation or other conditions, the ability of an issuer to pay, when due, the principal of and interest on its debt securities may become impaired.

CREDIT RISK. The Portfolios' investments in fixed income securities are subject to credit risk relating to the financial condition of the issuers of the securities that each Portfolio holds. To limit credit risk, each Portfolio will generally buy debt securities that are rated in the top four long-term rating categories by an NRSRO or in the top two short-term rating categories by an NRSRO (although certain Portfolios have greater restrictions). Moody's, Standard & Poor's and other NRSROs are private services that provide ratings of the credit quality of debt obligations, including convertible securities. A description of the range of ratings assigned to various types of securities by several NRSROs is included in Appendix A. The Advisers may use these ratings to determine whether to purchase, sell or hold a security. Ratings are not, however, absolute standards of quality. Credit ratings attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value. Consequently, similar securities with the same rating may have different market prices. In addition, rating agencies may fail to make timely changes in credit ratings and the issuer's current financial condition may be better or worse than a rating indicates.

Each Portfolio may retain a security that ceases to be rated or whose rating has been lowered below the Portfolio's lowest permissible rating category (except in certain cases with respect to the Money Market Portfolios) if the Adviser determines that retaining the security is in the best interests of the Portfolio. Because a downgrade often results in a reduction in the market price of the security, sale of a downgraded security may result in a loss.

Each Portfolio may purchase unrated securities if the Adviser determines that the security is of comparable quality to a rated security that the Portfolio may purchase. Unrated securities may not be as actively traded as rated securities.

MORTGAGE-RELATED SECURITIES. The value of mortgage-related securities may be significantly affected by changes in interest rates, the markets' perception of issuers, the structure of the securities and the creditworthiness of the parties involved. The ability of the Portfolios to successfully utilize mortgage-related securities depends in part upon the ability of the Advisers to forecast interest rates and other economic factors correctly. Some mortgage-related securities have structures that make their reaction to interest rate changes and other factors difficult to predict.

Prepayments of principal of mortgage-related securities by mortgagors or mortgage foreclosures affect the average life of the mortgage-related securities. The occurrence of mortgage prepayments is affected by various factors, including the level of interest rates, general economic conditions, the location and age of the mortgages and other social and demographic conditions. In periods of rising interest rates, the prepayment rate tends to decrease, lengthening the average life of a pool of mortgage-related securities. In periods of falling interest rates, the prepayment rate tends to increase, shortening the average life of a pool. The volume of prepayments of principal on the mortgages underlying a particular mortgage-related security will influence the yield of that security, affecting the Portfolio's yield. Because prepayments of principal generally occur when interest rates are declining, it is likely that the Portfolios, to the extent they retain the same percentage of debt securities, may have to reinvest the proceeds of prepayments at lower interest rates then those of their previous investments. If this occurs, a Portfolio's yield will correspondingly decline. Thus, mortgage-related securities may have less potential for capital appreciation in periods of falling interest rates (when prepayment of principal is more likely) than other fixed income securities of comparable duration, although they may have a comparable risk of decline in market value in periods of rising interest rates. A decrease in the rate of prepayments may extend the effective maturities of mortgage-related securities, increasing their sensitivity to changes in market interest rates. To the extent that the Portfolios purchase mortgage-related securities at a premium, unscheduled prepayments, which are made at par, result in a loss equal to any unamortized premium.

ASSET-BACKED SECURITIES. Like mortgages underlying mortgage-related securities, the collateral underlying assets are subject to prepayment, which may reduce the overall return to holders of asset-backed securities. Asset-backed securities present certain additional and unique risks. Primarily, these securities do not always have the benefit of a security interest in collateral comparable to the security interests associated with mortgage-related securities. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set-off certain amounts owed on the credit cards, thereby reducing the balance due. Automobile receivables generally are secured by automobiles. Most issuers of automobile receivables permit the loan servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the asset-backed securities. In addition, because of the large number of vehicles involved in a typical issuance and the technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in the underlying automobiles. As a result, the risk that recovery on repossessed collateral might be unavailable or inadequate to support payments on asset-backed securities is greater for asset-backed securities than for mortgage-related securities. In addition, because asset-backed securities are relatively new, the market experience in these securities is limited and the market's ability to sustain liquidity through all phases of an interest rate or economic cycle has not been tested.

NON-INVESTMENT GRADE SECURITIES. Non-investment grade securities are securities rated the fourth highest rating category by an NRSRO or which are unrated and judged by the Adviser to be of comparable quality. Such high risk securities (commonly referred to as "junk bonds") are not considered to be investment grade and have speculative or predominantly speculative characteristics. Non-investment grade, high risk securities provide poor protection for payment of principal and interest but may have greater potential for capital appreciation than do higher quality securities. These lower rated securities involve greater risk of default or price changes due to changes in the issuers' creditworthiness than do higher quality securities. The market for these securities may be thinner and less active than that for higher quality securities, which may affect the price at which the lower rated securities can be sold. In addition, the market prices of lower rated securities may fluctuate more than the market prices of higher quality securities and may decline significantly in periods of general economic difficulty or rising interest rates. Under such conditions, a Portfolio may have to use subjective rather than objective criteria to value its high yield/high risk securities investments accurately and rely more heavily on the judgment of its Adviser.

Lower rated or unrated debt obligations also present risks based on payment expectations. If an issuer calls the obligation for redemption, a Portfolio's Adviser may have to replace the security with a lower yielding security, resulting in a decreased return for investors. If a Portfolio experiences unexpected net redemptions, the Portfolio's Adviser may be forced to sell the Portfolio's higher rated securities, resulting in a decline in the overall credit quality of the Portfolio's portfolio and increasing the exposure of the Portfolio to the risks of high yield/high risk securities.

FOREIGN SECURITIES

All investments, domestic and foreign, involve certain risks. Investments in the securities of foreign issuers may involve risks in addition to those normally associated with investments in the securities of U.S. issuers. All foreign investments are subject to risks of foreign political and economic instability, adverse movements in foreign exchange rates, the imposition or tightening of exchange controls or other limitations on repatriation of foreign capital, and changes in foreign governmental attitudes towards private investment, possibly leading to nationalization, increased taxation or confiscation of foreign investors' assets.

Moreover, dividends payable on foreign securities may be subject to foreign withholding taxes, thereby reducing the income available for distribution to a Portfolio's shareholders; commission rates payable on foreign transactions are generally higher than in the United States; foreign accounting, auditing and financial reporting standards differ from those in the United States and, accordingly, less information may be available about foreign companies than is available about issuers of comparable securities in the United States; and foreign securities may trade less frequently and with lower volume and may exhibit greater price volatility than United States securities.

Changes in foreign exchange rates will also affect the value in U.S. dollars of all foreign currency-denominated securities held by a Portfolio. Exchange rates are influenced generally by the forces of supply and demand in the foreign currency markets and by numerous other political and economic events occurring outside the United States, many of which may be difficult, if not impossible, to predict.

Income from foreign securities will be received and realized in foreign currencies, and a Portfolio is required to compute and distribute income in U.S. dollars. Accordingly, a decline in the value of a particular foreign currency against the U.S. dollar occurring after the Portfolio's income has been earned and computed in U.S. dollars may require the Portfolio to liquidate portfolio securities to acquire sufficient U.S. dollars to make a distribution. Similarly, if the exchange rate declines between the time a Portfolio incurs expenses in U.S. dollars and the time such expenses are paid, the Portfolio may be required to liquidate additional foreign securities to purchase the U.S. dollars required to meet such expenses.

The Portfolios may purchase foreign bank obligations. In addition to the risks described above that are generally applicable to foreign investments, the investments that the Portfolios make in obligations of foreign banks, branches or subsidiaries may involve further risks, including differences between foreign banks and U.S. banks in applicable accounting, auditing and financial reporting standards, and the possible establishment of exchange controls or other foreign government laws or restrictions applicable to the payment of certificates of deposit or time deposits that may affect adversely the payment of principal and interest on the securities held by the Portfolios.

LEVERAGE


The Portfolios may use leverage in an effort to increase their returns. Leverage involves special risks and may involve speculative investment techniques. Leverage exists when cash made available to a Portfolio through an investment technique is used to make additional Portfolio investments. Borrowing for other than temporary or emergency purposes, lending portfolio securities, entering into reverse repurchase agreements, purchasing securities on a when-issued, delayed delivery or forward commitment basis (including dollar roll transactions) and the use of swaps and related agreements are transactions that result in leverage. The Portfolios use these investment techniques only when the Advisers believe that the leveraging and the returns available to the Portfolios from investing the cash will provide investors a potentially higher return.

Leverage creates the risk of magnified capital losses which occur when losses affect an asset base, enlarged by borrowings or the creation of liabilities, that exceeds the equity base of the Portfolio. Leverage may involve the creation of a liability that requires a Portfolio to pay interest (for instance, reverse repurchase agreements) or the creation of a liability that does not entail any interest costs (for instance, forward commitment costs). The risks of leverage include a higher volatility of the net asset value of the Portfolio's interests and the relatively greater effect on the net asset value of the interests caused by favorable or adverse market movements or changes in the cost of cash obtained by leveraging and the yield from invested cash. So long as a Portfolio is able to realize a net return on its investment portfolio that is higher than interest expense incurred, if any, leverage will result in higher current net investment income for the Portfolio than if a Portfolio were not leveraged. Changes in interest rates and related economic factors could cause the relationship between the cost of leveraging and the yield to change so that rates involved in the leveraging arrangement may substantially increase relative to the yield on the obligations in which the proceeds of the leveraging have been invested. To the extent that the interest expense involved in leveraging approaches the net return on the Portfolio's investment portfolio, the benefit of leveraging will be reduced, and, if the interest expense on borrowings were to exceed the net return to investors, the Portfolio's use of leverage would result in a lower rate of return than if the Portfolio were not leveraged. In an extreme case, if the Portfolio's current investment income were not sufficient to meet the interest expense of leveraging, it could be necessary for the Portfolio to liquidate certain of its investments at an inappropriate time.

SEGREGATED ACCOUNTS. In order to attempt to reduce the risks involved in various transactions involving leverage, each Portfolio's custodian will set aside and maintain, in a segregated account, cash and liquid securities. The account's value, which is marked to market daily, will be at least equal to the Portfolio's commitments under these transactions. The use of a segregated account in connection with leveraged transactions may result in a Portfolio's investment portfolio being 100% leveraged.

OPTIONS AND FUTURES CONTRACTS

A Portfolio's use of options and futures contracts subjects the Portfolio to certain unique investment risks. These risks include: (1) dependence on an Adviser's ability to correctly predict movements in the prices of individual securities and fluctuations in interest rates, the general securities markets and other economic factors; (2) imperfect correlations between movements in the prices of options or futures contracts and movements in the price of the securities hedged or used for cover which may cause a given hedge not to achieve its objective; (3) the fact that the skills and techniques needed to trade these instruments are different from those needed to select the other securities in which a Portfolio invests; (4) lack of assurance that a liquid secondary market will exist for any particular instrument at any particular time, which, among other things, may hinder a Portfolio's ability to limit exposures by closing its positions; (5) the possible need to defer closing out certain options, futures contracts and related options to avoid adverse tax consequences; and (6) the potential for unlimited losses when investing in futures contracts or writing options for which an offsetting position is not held.

Other risks include the inability of a Portfolio, as the writer of covered call options, to benefit from any appreciation of the underlying securities above the exercise price and the possible loss of the entire premium paid for options purchased by the Portfolio. In addition, the futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices on related options during a single trading day. A Portfolio may be forced, therefore, to liquidate or close out a futures contract position at a disadvantageous price. There is no assurance that a counterparty in an over-the-counter option transaction will be able to perform its obligations. There are a limited number of options on interest rate futures contracts and exchange-traded options contracts on fixed income securities. The Portfolios may use various futures contracts that are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market in those contracts will develop or continue to exist. A Portfolio's activities in the futures and options markets may result in higher portfolio turnover rates and additional brokerage costs, which could reduce a Portfolio's yield.

SMALL CAPITALIZATION STOCKS

Investments in smaller capitalization companies carry greater risk than investments in larger capitalization companies. Smaller capitalization companies generally experience higher growth rates and higher failure rates than do larger capitalization companies; and the trading volume of smaller capitalization companies' securities is normally lower than that of larger capitalization companies and, consequently, generally has a disproportionate effect on market price (tending to make prices rises more in response to buying demand and fall more in response to selling pressure).

Securities owned by a Portfolio that are traded in the over-the-counter market or on a regional securities exchange may not be traded every day or in the volume typical of securities trading on a national securities exchange. As a result, disposition by a Portfolio of a portfolio security, to meet redemption requests by investors or otherwise, may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time.

Investments in small, unseasoned issuers generally carry greater risk than is customarily associated with larger, more seasoned companies. Such issuers often have products and management personnel that have not been tested by time or the marketplace and their financial resources may not be as substantial as those of more established companies. Their securities (which a Portfolio may purchase when they are offered to the public for the first time) may have a limited trading market which can adversely affect their sale by the Portfolio and can result in such securities being priced lower than otherwise might be the case. If other institutional investors engage in trading this type of security, a Portfolio may be forced to dispose of its holdings at prices lower than might otherwise be obtained.

INVESTMENT LIMITATIONS

For purposes of all fundamental and  non-fundamental  investment policies of the
Portfolio: (1) the term 1940 Act includes the rules thereunder, SEC interpretations and any exemptive order upon which the Portfolio may rely and
(2) the term Code includes the rules thereunder, IRS interpretations and any private letter ruling or similar authority upon which the Portfolio may rely.

Except as required by the 1940 Act, if any percentage restriction on investment or utilization of assets is adhered to at the time an investment is made, a later change in percentage resulting from a change in the market values of a Portfolio's assets or purchases and redemptions of interests will not be considered a violation of the limitation.

FUNDAMENTAL LIMITATIONS

Each Portfolio has adopted the following investment limitations which are fundamental policies of the Portfolio and cannot be changed without the affirmative vote of the lesser of (a) more than 50% of the outstanding interests of the Portfolio or (b) 67% or more of the interests present at an interestholders' meeting if more than 50% of the outstanding interests of the Portfolio are represented at the meeting in person or by proxy.

(1)      DIVERSIFICATION

         EACH PORTFOLIO, may not, with respect to 75% of its assets, purchase a security (other than a U.S. Government Security or a security of an investment company) if, as a result (i) more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer, or
         (ii) the Portfolio would own more than 10% of the outstanding voting securities of any single issuer.


(2)      CONCENTRATION

         PRIME MONEY MARKET PORTFOLIO and MONEY MARKET PORTFOLIO may not purchase a security if, as a result, more than 25% of the Portfolio's total assets would be invested in securities of issuers conducting their principal business activities in the same industry; provided, (1) there is no limit on investments in U.S. Government Securities, in repurchase agreements covering U.S. Government Securities or in foreign government securities, (2) municipal securities are not treated as involving a single industry, (3) there is no limit on investment in issuers domiciled in a single country, (4) financial service companies are classified according to the end users of their services (for example, automobile finance, bank finance and diversified finance) and
         (5) utility companies are classified according to their services (for example, gas, gas transmission, electric and gas, electric and telephone); and provided the Portfolio will invest more than 25% of the value of the Portfolio's total assets in obligations of domestic and foreign financial institutions and their holding companies. Notwithstanding anything to the contrary, to the extent permitted by the 1940 Act, the Portfolio may invest in one or more investment companies; provided that, except to the extent the Portfolio invests in other investment companies pursuant to Section 12(d)(1)(A) of the 1940 Act, the Portfolio treats the assets of the investment companies in which it invests as its own for purposes of this policy.

         Each of INDEX PORTFOLIO, SMALL COMPANY STOCK PORTFOLIO, SMALL COMPANY GROWTH PORTFOLIO, SMALL COMPANY VALUE PORTFOLIO, and INTERNATIONAL PORTFOLIO may not, not purchase securities if, immediately after the purchase, more than 25% of the value of the Portfolio's total assets would be invested in the securities of issuers conducting their principal business activities in the same industry; provided, however that there is no limit on investments in U.S. Government Securities, repurchase agreements covering U.S. Government Securities, and issuers domiciled in a single country; that financial service companies are classified according to the end users of their services (for example, automobile finance, bank finance and diversified finance); and that utility companies are classified according to their services (for example, gas, gas transmission, electric and gas, electric and telephone).

         POSITIVE  RETURN  PORTFOLIO,  STABLE  INCOME  PORTFOLIO,  MANAGED FIXED
         INCOME PORTFOLIO, INCOME EQUITY PORTFOLIO, DISCIPLINED GROWTH PORTFOLIO, and LARGE COMPANY GROWTH PORTFOLIO may not purchase a security if, as a result, more than 25% of the Portfolio's total assets would be invested in securities of issuers conducting their principal business activities in the same industry; provided, however, that there is no limit on investments in U.S. Government Securities, repurchase agreements covering U.S. Government Securities, foreign government securities, mortgage-related or housing-related securities, municipal securities and issuers domiciled in a single country; that financial service companies are classified according to the end users of their services (for example, automobile finance, bank finance and diversified finance); that utility companies are classified according to their services (for example, gas, gas transmission, electric and gas, electric and telephone. Notwithstanding anything to the contrary, to the extent permitted by the 1940 Act, the Portfolio may invest in one or more investment companies; provided that, except to the extent the Portfolio invests in other investment companies pursuant to Section 12(d)(1)(A) of the 1940 Act, the Portfolio treats the assets of the investment companies in which it invests as its own for purposes of this policy.

         Each of STRATEGIC VALUE BOND PORTFOLIO, DISCIPLINED GROWTH PORTFOLIO, SMALL CAP VALUE PORTFOLIO and SMALL CAP INDEX PORTFOLIO may not purchase securities if, as a result, immediately after the purchase, more than 25% of the value of the Portfolio's total assets would be invested in the securities of issuers conducting their principal business activities in the same industry; provided, however that there is no limit on investments in U.S. Government Securities or repurchase agreements covering U.S. Government Securities. Notwithstanding anything to the contrary, to the extent permitted by the 1940 Act, the Portfolio may invest in one or more investment companies; provided that, except to the extent the Portfolio invests in other investment companies pursuant to Section 12(d)(1)(A) of the 1940 Act, the Portfolio treats the assets of the investment companies in which it invests as its own for purposes of this policy.

(3)      BORROWING

         Each of INDEX PORTFOLIO, SMALL COMPANY STOCK PORTFOLIO, SMALL COMPANY GROWTH PORTFOLIO, SMALL COMPANY VALUE PORTFOLIO, INTERNATIONAL PORTFOLIO, STRATEGIC VALUE BOND PORTFOLIO, DISCIPLINED GROWTH PORTFOLIO, SMALL CAP VALUE PORTFOLIO and SMALL CAP INDEX PORTFOLIO may borrow money from a bank for temporary or emergency purposes, including the meeting of redemption requests, but not in excess of 33 1/3% of the value of the Portfolio's total assets (as computed immediately after the borrowing).

         EACH  OTHER  PORTFOLIO  may  not  borrow  money,   if,  as   a  result,
         outstanding borrowings would exceed an amount equal to 33 1/3% of the Portfolio's total assets.

(4)      ISSUANCE OF SENIOR SECURITIES

          EACH PORTFOLIO may not issue senior securities except to the extent permitted by the 1940 Act.

(5)      UNDERWRITING ACTIVITIES

         EACH PORTFOLIO may not underwrite securities of other issuers, except to the extent that the Portfolio may be considered to be acting as an underwriter in connection with the disposition of portfolio securities.

(6)      MAKING LOANS

         EACH PORTFOLIO may not make loans, except the Portfolio may enter into repurchase agreements, purchase debt securities that are otherwise permitted investments and lend portfolio securities.

(7)      PURCHASES AND SALES OF REAL ESTATE

         EACH PORTFOLIO may not purchase or sell real estate, any interest therein or real estate limited partnership interests, except that the Portfolio may invest in debt obligations secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein.

(8)      PURCHASES AND SALES OF COMMODITIES

         EACH PORTFOLIO may not purchase or sell physical commodities or contracts, options or options on contracts to purchase or sell physical commodities, provided that currencies and currency-related contracts and contracts on indices are not deemed to be physical commodities.

NONFUNDAMENTAL LIMITATIONS

Each Portfolio has adopted the following investment limitations which are not fundamental policies of the Portfolio and may be changed without interestholder action.

(1)      BORROWING

         Borrowing for other than temporary or emergency purposes or meeting redemption requests is limited to 5% of the value of the Portfolio's total assets. Where the Portfolio establishes a segregated account to limit the amount of leveraging of the Portfolio with respect to certain investment techniques, the Portfolio does not treat those techniques as involving borrowings for purposes of this limitation.

(2)      ILLIQUID SECURITIES

         PRIME MONEY MARKET PORTFOLIO and MONEY MARKET PORTFOLIO may not acquire securities or invest in repurchase agreements with respect to any securities if, as a result, more than 10% of the Portfolio's net assets (taken at current value) would be invested in repurchase agreements not entitling the holder to payment of principal within seven days and in securities which are not readily marketable, including securities that are not readily marketable by virtue of restrictions on the sale of such securities to the public without registration under the 1933 Act ("Restricted Securities").

         EACH OTHER PORTFOLIO may not acquire securities or invest in repurchase agreements with respect to any securities if, as result, more than 15% of the Portfolio's net assets (taken at current value) would be invested in repurchase agreements not entitling the holder to payment of principal within seven days and in securities which are not readily marketable, including securities that are not readily marketable by virtue of restrictions on the sale of such securities to the public without registration under the 1933 Act ("Restricted Securities").

(3)      OTHER INVESTMENT COMPANIES

         EACH PORTFOLIO may not invest in securities of another investment company, except to the extent permitted by the 1940 Act.

(4)      MARGIN AND SHORT SALES

         EACH PORTFOLIO may not purchase securities on margin or make short sales of securities (except short sales against the box) except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities. Each Portfolio may make margin deposits in connection with permitted transactions in options and futures contracts.

         EACH PORTFOLIO may not enter short sales if, as a result, more that 25% of the value of the Portfolio's total assets would be so invested, or such a position would represent more than 2% of the outstanding voting securities of any single issuer or class of an issuer.

(5)      UNSEASONED ISSUERS

         EACH PORTFOLIO may not invest in securities (other than fully-collateralized debt obligations) issued by companies that have conducted continuous operations for less than three years, including the operations of predecessors, unless guaranteed as to principal and interest by an issuer in whose securities the Portfolio could invest, if, as a result, more than 5% of the value of the Portfolio's total assets would be so invested.

(6)      PLEDGING

         EACH PORTFOLIO may not pledge, mortgage, hypothecate or encumber any of its assets except to secure permitted borrowings.

(7)      SECURITIES WITH VOTING RIGHTS

         MONEY MARKET PORTFOLIO, PRIME MONEY MARKET PORTFOLIO POSITIVE RETURN PORTFOLIO, STABLE INCOME PORTFOLIO, , AND MANAGED FIXED INCOME
         PORTFOLIO may not purchase securities having voting rights except securities of other investment companies; provided that the Portfolios may hold securities with voting rights obtained through a conversion or other corporate transaction of the issuer of the securities, whether or not the Portfolio was permitted to exercise any rights with respect to the conversion or other transaction.

(8)      LENDING OF PORTFOLIO SECURITIES

         EACH PORTFOLIO may not lend portfolio securities if the total value of all loaned securities would exceed 33 1/3% of the Portfolio's total assets.

(9)      OPTIONS AND FUTURES CONTRACTS

         MONEY MARKET PORTFOLIO and PRIME MONEY MARKET PORTFOLIO may not invest in options, futures contracts or options on futures contracts.

         NO OTHER PORTFOLIO may purchase an option if, as a result, more that 5% of the value of the Portfolio's total assets would be so invested.

(10)     WARRANTS

         EACH PORTFOLIO may not invest in warrants if (i) more than 5% of the value of the Portfolio's net assets would will be invested in warrants (valued at the lower of cost or market) or (ii) more than 2% of the value of the Portfolio's net assets would be invested in warrants which are not listed on the New York Stock Exchange or the American Stock Exchange; provided, that warrants acquired by a Portfolio attached to securities are deemed to have no value.

(11)     PURCHASES AND SALES OF COMMODITIES

         MONEY MARKET PORTFOLIO and PRIME MONEY MARKET PORTFOLIO may not purchase or sell physical commodities or contracts, options or options on contracts to purchase or sell physical commodities, provided that currencies and currency-related contracts and contracts on indices are not be deemed to be physical commodities.

                             MANAGEMENT OF THE TRUST

The Trustees and officers of the Trust and their principal occupations during the past five years are set forth below. Each Trustee who is an "interested person" (as defined by the 1940 Act) of the Trust is indicated by an asterisk.

John Y. Keffer*, Chairman and President (age 54).

          President , Forum Financial Group, LLC (mutual fund services company holding company). Mr. Keffer is a Trustee/Director and/or officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. His address is Two Portland Square, Portland, Maine 04101.

Costas Azariadis, Trustee (age 55).

          Professor of Economics, University of California, Los Angeles, since July 1992. Prior thereto, Dr. Azariadis was Professor of Economics at the University of Pennsylvania. His address is Department of Economics, University of California, Los Angeles, 405 Hilgard Avenue, Los Angeles, California 90024.

James C. Cheng, Trustee (age 56).

          President, Technology Marketing Associates (a marketing company for small and medium size businesses in New England) since 1991. Prior thereto, Mr. Cheng Mr. Cheng was President of Network Dynamics, Inc. (a software development company). His address is 27 Temple Street, Belmont, MA 02718.

J. Michael Parish, Trustee (age 54).

          Partner at the law firm of Reid & Priest L.L.P. since 1995. From 1989 to 1995, he was a partner at Winthrop, Stimson, Putnam & Roberts. His address is 40 West 57th Street, New York, New York 10019.

Thomas G. Sheehan, Vice President (age 43).

         Managing Director, Forum Financial Group, LLC, with which he has been associated since October 1993. Prior thereto, Mr. Sheehan was Special Counsel to the Division of Investment Management of the SEC. Mr. Sheehan also serves as an officer of other registered investment companies for which the various Forum Financial Group of Companies provides services. Her address is Two Portland Square, Portland, Maine 04101.

Stacey Hong, Treasurer (age 32)

         Director, Fund Accounting, Forum Financial Group, LLC, with which he has been associated since April 1992. Prior thereto, Mr. Hong was a Senior Accountant at Ernst & Young, LLP. His address is Two Portland Square, Portland, Maine 04101.


David I. Goldstein, Secretary (age 37).

          General Counsel, Forum Financial Group , LLC, with which he has been associated since 1991. Prior thereto, Mr. Goldstein was associated with the law firm of Kirkpatrick & Lockhart, LLP. Mr. Goldstein is also an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. His address is Two Portland Square, Portland, Maine 04101.

Leslie K. Klenk, Assistant Secretary (age 34)

          Assistant Counsel, Forum Financial Group, LLC with which she has been associated since April 1998. Prior thereto, Ms. Klenk was Vice President and Associate General Counsel of Smith Barney Inc. Ms. Klenk also serves as an officer of other registered investment companies for which the various Forum Financial Group of Companies provides services. Her address is Two Portland Square, Portland, Maine 04101.

Pamela Stutch, Assistant Secretary (age 31)

          Fund Administrator, Forum Financial Group, LLC with which she has been associated since May 1998. Prior thereto, Ms. Stutch attended Temple University School of Law and graduated in 1997. Ms. Stutch was also a legal intern for the Maine Department of the Attorney General. Ms. Stutch also serves as an officer of other registered investment companies for which the various Forum Financial Group of Companies provides services. Her address is Two Portland Square, Portland, Maine 04101.

Each Trustee of the Trust (other than persons who are interested persons of the Trust) is paid $1,000 for each Board meeting attended (whether in person or by electronic communication) plus $100 per active portfolio of the Trust and is paid $1,000 for each Committee meeting attended on a date when a Board meeting is not held. To the extent a meeting relates to only certain portfolios of the Trust, Trustees are paid the $100 fee only with respect to those portfolios. Trustees are also reimbursed for travel and related expenses incurred in attending meetings of the Board. No officer of the Trust is compensated by the Trust.

The following table provides the aggregate compensation paid to the Trustees of the Trust by the Trust. Information is presented for the year ended May 31, 1998, the Portfolios' fiscal year end.

                                          TOTAL COMPENSATION
                                            FROM THE TRUST
                                            --------------
         John Keffer                              $0
         Costas Azariadis                      $9,357.48
         James C. Cheng                        $9,357.48
         J. Michael Parish                     $9,357.58


               CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

From time to time, certain interestholders may own a large percentage of the shares of a Portfolio. Accordingly, those interestholders may be able to greatly affect (if not determine) the outcome of a imterestholder vote. Table 1 in Appendix B all interestholders who owned of record 5% or more of the outstanding shares of any of Portfolio as of August 28, 1998.

Norwest Advantage Funds have informed the Trust that whenever a series of Norwest Advantage Funds that invests all of its investable assets in a Portfolio is requested to vote on matters pertaining to a Portfolio, that series will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders. In addition, Norwest Advantage Funds has informed the Trust that it will similarly hold a meeting of its shareholders whenever it is requested to vote on matters pertaining to a Portfolio if required by law to do so. It is anticipated that any other registered investment company (or series thereof) that may in the future invest in a Portfolio will follow the same or a similar practice.

                     INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISORY SERVICES

Norwest Investment Management, Inc., a subsidiary of Norwest Bank Minnesota, N.A., acts as investment adviser to the Portfolios (except International Portfolio) and is required to furnish at its expense all services, facilities and personnel necessary in connection with managing the investments of, and effecting portfolio transactions for, those Portfolios.

Schroder acts as investment adviser to International Portfolio and is required to furnish at its expense all services, facilities and personnel necessary in connection with managing the investments of, and effecting portfolio transactions for, those Portfolios.

Crestone Capital Management, Inc. ("Crestone"), an investment advisory subsidiary of Norwest Bank, is the investment subadviser of Small Company Stock Portfolio.. Crestone provides investment advice regarding companies with small capitalization to various clients, including institutional investors."

Galliard Capital Management, Inc. ("Galliard"), an investment advisory subsidiary of Norwest Bank, is the investment subadviser of Stable Income Portfolio, Managed Fixed Income Portfolio and Strategic Value Bond Portfolio. Galliard provides investment advice regarding advisory services to bank and thrift institutions, pension and profit sharing plans, trusts and charitable organizations and corporate and other business entities.

Peregrine Capital Management, Inc. ("Peregrine"), an investment advisory subsidiary of Norwest, is the investment subadviser of Positive Return Bond Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Large Company Growth Portfolio and Small Company Value Portfolio. Peregrine provides investment advisory services to corporate and public pension plans, profit sharing plans, savings-investment plans and 401(k) plans.

Smith Asset Management Group, L.P. ("Smith"), a registered investment adviser, is the investment subadviser of Disciplined Growth Portfolio and Small Cap Value Portfolio. Smith group provides investment management services to company retirement plans, foundations, endowments, trust companies, and high net worth individuals.

The investment advisory agreement for each Portfolio ("Advisory Agreement") will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust).

The Advisory Agreement with respect to a Portfolio is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) on 60 days' written notice to Norwest or Schroder, as applicable, or (ii) by Norwest or Schroder on 60 days' written notice to the Trust. Each Advisory Agreement terminates automatically upon its assignment. The Advisory Agreement with respect to each Portfolio also provides that, with respect to the Portfolio, the Adviser shall not be liable for any mistake of judgment or in any event whatsoever except for willful misfeasance, reckless disregard. bad faith or gross negligence in the performance of its duties under the Investment Advisory Agreement.

An Investment Subadvisory Agreement (the "Subadvisory Agreement") for a Portfolio will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust). A Portfolio's Subadvisory Agreement is terminable without penalty by the Board or a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Subadviser or by the Subadviser on 60 days' written notice to the Trust when authorized either by vote of a Portfolio's shareholders or by a vote of a majority of the Board, or by the Subadvisor on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. The Subadvisory Agreement for a Portfolio also provides that neither the Subadvisor will not be liable l for any mistake of judgment or in any event except for willful misfeasance, reckless disregard, bad faith or gross negligence in the performance of its or their obligations and duties under the Subadvisory Advisory Agreement. A Portfolio's Subadvisory Advisory Agreement provides that the Subadviser may render services to others.

The advisory fees, as described in Part A, are accrued daily and paid monthly. Either adviser in its sole discretion, may waive all or any portion of its advisory fee with respect to each Portfolio. Each Advisory Agreement provides that the Advisers may render service to others.

Table 2 in Appendix B shows the dollar amount of advisory fees payable as a percentage of daily net assets by each Portfolio to the Norwest or Schroder. Specifically, the table details the dollar amount of fees that would have been payable had certain waivers not been in place, together with the dollar amount of fees waived and the dollar amount of net fees paid. The advisory fee rates are set forth in Part A. This information is provided for the past three years or such shorter terms as a Portfolio has been operational.

ADMINISTRATIVE SERVICES

Pursuant to an Administration Agreement with the Trust, FAdS supervises the overall administration of the Portfolios which includes, among other responsibilities, overseeing the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and Portfolio accountant as well as legal and auditing services; preparing and printing the periodic updating of the Trust's registration statement, tax returns, and reports to interestholders and the SEC; preparing, filing and maintaining the Trust's governing documents; preparing and disseminating materials for meetings of the Board; and providing the Trust with general office facilities.

The Administration Agreement between FAdS and the Trust will continue in effect with respect to a Portfolio only if such continuance is specifically approved at least annually by the Board or by a majority of the outstanding voting securities of the Portfolio the interestholders of that Portfolio and, in either case, by a majority of the Trustees who are not parties to the Administration Agreement or interested persons of any such party (other than as Trustees of the Trust).

The administration agreement may be terminated with respect to each Portfolio without penalty by the Board on 60 days' written notice to FAdS by FAdS on 60 days' written notice to the Trust. The Administration Agreement also provides that FAdS shall not be liable for any action or inaction except for bad faith, willful misfeasance, gross negligence or reckless disregard in the performance of its duties and obligations under the Administration Agreement.

Table 3 in Appendix B shows the dollar amount of administrative fees payable as a percentage of daily net assets by each Portfolio to FAdS. Specifically, the table details the dollar amount of fees that would have been payable had certain waivers not been in place, together with the dollar amount of fees waived and the dollar amount of net fees paid. The advisory fee rates are set forth in Part
A. This information is provided for the past three years or such shorter terms as a Portfolio has been operational.

PORTFOLIO ACCOUNTING

Pursuant to a Portfolio and Unitholder Accounting Agreement (the "Accounting Agreement") with the Trust FAcS, an affiliate of FAdS, performs portfolio accounting services for each Portfolio. Under the Accounting Agreement, FAcS prepares and maintains books and records of each Portfolio on behalf of the Trust that are required to be maintained under the 1940 Act, calculates the net asset value per share of each Portfolio (and class thereof) and dividends and capital gain distributions and prepares periodic reports to shareholders and the SEC.

The Accounting Agreement will continue in effect with respect to a Portfolio only if such continuance is specifically approved at least annually by the Board. The Accounting Agreement may be terminated with respect to a Portfolio at any time. without penalty, by the Board on 60 days' written notice to FAcS or by FAcS on 60 days' written notice to the Board. The Accounting Agreement provides that FAcS shall not be liable for any action or inaction except for bad faith, willful misfeasance, gross negligence or reckless disregard in the performance of its duties and obligations under the Accounting Agreement.

 For its accounting services, FAcS receives from the Trust with respect to each Portfolio a fee of $48,000 per year plus certain amounts based upon the number of interestholders, the type of Portfolio, and number and types of portfolio transactions within each Portfolio.

Table 4 in Appendix B shows the dollar amount of accounting fees payable as a percentage of daily net assets by each Portfolio to FAcS. Specifically, the table details the dollar amount of fees that would have been payable had certain waivers not been in place, together with the dollar amount of fees waived and the dollar amount of net fees paid. The advisory fee rates are set forth in Part
A. This information is provided for the past three years or such shorter terms as a Portfolio has been operational.

INDEPENDENT AUDITORS

KPMG Peat Marwick LLP, 99 High Street, Boston, MA 02110 is the independent auditor for the Portfolios. PricewaterhouseCooper LLP served as the independent auditor of Index Portfolio, Small Company Stock Portfolio, Small Company Value Portfolio, Small Company Growth Portfolio and International Portfolio since their inception through the year ended May 31, 1998. Portfolio.

CUSTODIAN

Norwest Bank, 733 Marquette Avenue, Minneapolis, Minnesota 55479-0040, is the custodian of the Portfolio's assets. Morgan Stanley acts as sub-custodian of International Portfolio's assets, but plays no role in making decisions as to the purchase or sale of portfolio securities for the Portfolios. Pursuant to rules adopted under the 1940 Act, each Portfolio may maintain its foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board following a consideration of a number of factors. Morgan Stanley employs qualified foreign subcustodians to provide custody of International Portfolio's assets in accordance with applicable regulations.

                    BROKERAGE ALLOCATION AND OTHER PRACTICES

Investment decisions for the Portfolios will be made independently from those for any other client account or investment company that is or may in the future become managed by an Adviser or their affiliates. Investment decisions are the product of many factors including basic suitability for the particular client involved. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security, in which event each day's transactions in such security are, insofar as is possible, averaged as to price and allocated between such clients in a manner which, in an Adviser's opinion, is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients. In addition, when purchases or sales of the same security for the Portfolio and other client accounts managed by an Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

Purchases and sales of fixed income portfolio securities are generally effected as principal transactions. These securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and ask prices In the case of securities traded in the foreign and domestic over-the-counter markets, there is generally no stated commission, but the price usually includes an undisclosed commission or markup In underwritten offerings, the price includes a disclosed fixed commission or discount.

Purchases and sales of equity securities on exchanges are generally effected through brokers who charge commissions except in the over-the-counter markets. Allocations of transactions to brokers and dealers and the frequency of transactions are determined by Norwest or Schroder, as applicable in its best judgment and in a manner deemed to be in the best interest of holders of beneficial interests of the Portfolios rather than by any formula. The primary consideration is prompt execution of orders in an effective manner and at the most favorable price available to the Portfolio. In transactions on stock exchanges in the United States, these commissions are negotiated, whereas on foreign stock exchanges these commissions are generally fixed. Where transactions are executed in the over-the-counter market, the Portfolio will seek to deal with the primary market makers; but where necessary in order to obtain best execution, it will utilize the services of others. In all cases the Portfolio will attempt to negotiate best execution.

A Portfolio may not always pay the lowest commission or spread available. Rather, in determining the amount of commission, including certain dealer spreads, paid in connection with securities transactions, Norwest and Schroder take into account such factors as size of the order, difficulty of execution, efficiency of the executing broker's facilities (including the services described below) and any risk assumed by the executing broker. Norwest and Schroder may also take into account payments made by brokers effecting transactions for a Portfolio (i) to the Portfolio or (ii) to other persons on behalf of the Portfolio for services provided to it for which it would be obligated to pay.

In addition, an Adviser may give consideration to research services furnished by brokers for their use and may cause the Portfolio to pay these brokers a higher amount of commission than may be charged by other brokers. Such research and analysis may be used by Norwest and Schroder in connection with services to clients other than the Portfolios, and advisory fees are not reduced by reason of their receipt of the research services.

Subject to the general policies regarding allocation of portfolio brokerage as set forth above, the Board has authorized the Advisers to employ their respective affiliates to effect securities transactions of the Portfolios, provided certain other conditions are satisfied. Payment of brokerage commissions to an affiliate of an Adviser, as applicable, for effecting such transactions is subject to Section 17(e) of the 1940 Act, which requires, among other things, that commissions for transactions on securities exchanges paid by a registered investment company to a broker which is an affiliated person of such investment company, or an affiliated person of another person so affiliated, not exceed the usual and customary brokers' commissions for such transactions. It is the Portfolios' policy that commissions paid to Schroder Muenchmeyer ("Muenchmeyer"), Norwest Investment Services, Inc. ("Norwest Services") and other affiliates of either Norwest or Schroder will, in the judgment of the adviser responsible for making portfolio decisions and selecting brokers, be (i) at least as favorable as commissions contemporaneously charged by the affiliate on comparable transactions for its most favored unaffiliated customers and (ii) at least as favorable as those which would be charged on comparable transactions by other qualified brokers having comparable execution capability. The Board, including a majority of the non-interested Trustees, has adopted procedures to ensure that commissions paid to affiliates of the Norwest or Schroder by the Portfolios satisfy the foregoing standards.

The Trust has no understanding or arrangement to direct any specific portion of its brokerage to Muenchmeyer or Norwest Services, and will not direct brokerage to Muenchmeyer or Norwest Services in recognition of research services.

Table 5 in Appendix B shows the dollar amount of brokerage commissions paid by each Portfolio for the past three years or such shorter terms as a Portfolio has been operational. In addition, the table also indicates the dollar amount of brokerage commissions, percentage of brokerage commissions and percentage of commission transactions executed through broker/dealer affiliates of Norwest or Schroder. As of May 31, 1998, several Portfolios maintained equity investments in brokers/dealers (or their parent companies) used to regularly affect portfolio transactions. Table 6 of Appendix B provides details of these investments.

Transactions in futures contracts are executed through futures commission merchants ("FCMs"), who receive brokerage commissions for their services. The Trust's procedures in selecting FCMs to execute the Trust's transactions in futures contracts, including procedures permitting the use of affiliates of Norwest or Schroder, are similar to those in effect with respect to brokerage transactions in securities.

The Trust will not purchase securities that are offered in underwritings in which any affiliate of Norwest or Schroder is a member of the underwriting or selling group, except pursuant to procedures adopted by the Board pursuant to Rule 10f-3 under the 1940 Act. Among other things, these procedures require that the spread or commission paid in connection with such a purchase be reasonable and fair, the purchase be at not more than the public offering price prior to the end of the first business day after the date of the public offering and that Norwest, Schroder or any affiliates thereof not participate in or benefit from the sale to the Trust.

               SHARES OF BENEFICIAL INTEREST AND OTHER SECURITIES

Under the Trust Instrument, the Trustees are authorized to issue beneficial interest in one or more separate and distinct series. Investments in each Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust's Trust Instrument without the vote of investors.

The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rate in its net assets available for distribution to investors.

The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations.

                 PURCHASE, REDEMPTION AND PRICING OF SECURITIES

Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the 1933 Act. See "General Description of Registrant," "Purchase of Securities," and "Redemption or Repurchase" in Part A. The annual report for the Portfolios which is included along with this Part B provides the net asset values for each Portfolio as of May 31, 1998.

The Trust was granted an exemptive order by the Commission which allows only open-end management investment companies or their separate series for which Norwest (or any person controlled by, controlling or under common control with Norwest) acts as investment adviser (collectively, "Norwest Gateways") to invest in Index Portfolio, Small Company Portfolio and International Portfolio II. The original exemptive order, which imposed several substantive conditions upon the Trust and Norwest Advantage Funds, was amended effective August 6, 1996, to permit any Norwest Advantage Fund to invest all or a portion of its assets in a Core Trust portfolio, irrespective of investment style, and which removed certain restrictions imposed on the Trust thereby permitting the Trust to accept investments from persons other than Norwest Advantage Funds.

                                   TAX STATUS

Each Portfolio is classified for federal income tax purposes as a separate partnership that is not a "publicly traded partnership." As a result, no Portfolio is subject to federal income tax; instead, each investor in a Portfolio is required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio also is not subject to Delaware income or franchise tax.

Each investor in a Portfolio is deemed to own a proportionate share of the Portfolio's assets, and to earn a proportionate share of the Portfolio's income, for purposes of determining whether the investor satisfies the requirements to qualify as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended. Accordingly, each Portfolio intends to conduct its operations so that its investors that intend to qualify as RICs ("RIC investors") will be able to satisfy all those requirements.

Distributions to an investor from a Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution, (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables, and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in a Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Portfolio's losses.

Dividends and interest received by a Portfolio may be subject to income, withholding, or other taxes imposed by foreign countries and; U.S. possessions that would reduce the yield on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

Each Portfolio (except Index Portfolio) may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a RIC that holds stock of a PFIC indirectly through its interest in a Portfolio will be subject to federal income tax on its proportionate share of a portion of any "excess distribution" received by the Portfolio on the stock or of any gain on disposition of the stock (collectively "PFIC income"), plus interest thereon, even if the RIC distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the RIC's investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders.

If a Portfolio invests in a PFIC and elects to treat the PFIC as a "qualified electing fund," then in lieu of the foregoing tax and interest obligation, each RIC investor in the Portfolio would be required to include in income each year its proportionate share of the Portfolio's pro rata share of the qualified electing fund's annual ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss) -- which most likely would have to be distributed by the RIC investor to satisfy the distribution requirements applicable to it -- even if those earnings and gain were not received by it. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

Proposed regulations have been published pursuant to which certain RICs would be entitled to elect to "mark to market" their stock in certain PFICs. "Marking to market," in this context, means recognizing as gain for each taxable year the excess, as of the end of that year, of the fair market value of each such PFIC's stock over the adjusted basis in that stock (including mark-to-market gain for each prior year for which an election was in effect).

The Portfolios' use of hedging strategies, such as writing (selling) and purchasing options and futures and entering into forward contracts, involves complex rules that will determine for income tax purposes the character and timing of recognition of the gains and losses the Portfolios realize in connection therewith. For each Portfolio, gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations), and gains from hedging instruments derived by it with respect to its business of investing in securities or foreign currencies, will qualify as permissible income for its RIC investors under the requirement that at least 90% of a RIC's gross income each taxable year consist of specified types of income. However, income from the disposition by a Portfolio of hedging instruments (other than those on foreign currencies) held for less than three months will be subject to the requirement applicable to its RIC investors that less than 30% of a RIC's gross income each taxable year consist of certain short-term gains ("Short-Short Limitation"). Income from the disposition of foreign currencies, and hedging instruments on foreign currencies, that are not directly related to a Portfolio's principal business of investing in securities (or options and futures with respect thereto) also will be subject to the Short-Short Limitation for its RIC investors if they are held for less than three months.

If a Portfolio satisfies certain requirements, any increase in value of a position that is part of a "designated hedge" will be offset by any decrease in value (whether realized or not) of the offsetting hedging position during the period of the hedge for purposes of determining whether its RIC investors satisfy the Short-Short Limitation. Thus, only the net gain (if any) from the designated hedge will be included in gross income for purposes of that limitation. Each Portfolio will consider whether it should seek to qualify for this treatment for its hedging transactions. To the extent a Portfolio does not so qualify, it may be forced to defer the closing out of certain hedging instruments beyond the time when it otherwise would be advantageous to do so, in order for its RIC investors to qualify or continue to qualify as RICs.

                                  UNDERWRITERS

FFSI, Two Portland Square, Portland, Maine 04101, the Portfolios' serves as the Trust's placement agent. FFSI receives no compensation for such placement agent services.


                              FINANCIAL STATEMENTS

The annual report for the Portfolios for the year ended May 31, 1998, including the independent auditors' reports thereon, are included along with this Part B.


                        CALCULATION OF PERFORMANCE DATA

Not Applicable.

                                     PART B

                              CORE TRUST (DELAWARE)

                          PRIVATE PLACEMENT MEMORANDUM

                       STATEMENT OF ADDITIONAL INFORMATION

                                   APPENDIX A

                       DESCRIPTIONS OF SECURITIES RATINGS

MUNICIPAL AND CORPORATE BONDS (INCLUDING CONVERTIBLE BONDS)

MOODY'S INVESTORS SERVICE, INC. ("MOODY'S")
Moody's rates municipal and corporate bond issues, including convertible issues, as follows:

Bonds which are rated AAA are judged by Moody's to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Bonds which are rated AA are judged to be of high quality by all standards. Together with the AAA group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in AAA securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than in AAA securities.

Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Bonds which are rated BAA are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Bonds which are rated BA are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Bonds which are rated CAA are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Bonds which are rated CA represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Those bonds in the AA, A, BAA, BA or B groups which Moody's ranks in the higher end of its generic rating category are designated by the symbols AA1, A1, BAA1, BA1 and B1.

STANDARD & POOR'S, A DIVISION OF THE MCGRAW HILL COMPANIES ("S&P") S&P rates corporate bond issues, including convertible debt issues, as follows:

Bonds rated AAA have the highest rating assigned by S&P. The capacity to meet the financial commitment on the obligation is extremely strong.

Bonds rated AA have a very strong capacity to meet the financial commitment on the obligation and differ from the highest-rated issues only in small degree.

Bonds rated A have a strong capacity to meet the financial commitment on the obligation, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations rated in higher-rated categories.

Bonds rated BBB exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to meet the financial commitment on the obligation than in higher-rated categories.

Bonds rated BB, B, CCC, CC and C are regarded, as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions. Bonds rated BB have less vulnerability to nonpayment than other speculative issues. However, they face major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet the financial commitment on the obligation.

Bonds rated B are more vulnerable to nonpayment then bonds rated BB, but currently have the capacity to meet the financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair capacity or willingness to meet the financial commitment on the obligation.

Bonds rated CCC are currently vulnerable to nonpayment, and are dependent upon favorable business, financial, and economic conditions to meet the financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, they are not likely to have the capacity to meet the financial commitment on the obligation.

Bonds rated CC are currently highly vulnerable to nonpayment.

The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments are being continued.

Bonds are rated D when the issue is in payment default. The D rating category is used when payments on an obligation are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will made during such grace period. The D rating will also be used upon the filing of the bankruptcy petition or the taking of a similar action if payments on the obligation are jeopardized.

Note: The ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show the relative standing within the major rating categories.

FITCH IOCA, INC. ("FITCH")

Fitch rates corporate bond issues, including convertible debt issues, as follows:

AAA Bonds are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and/or dividends and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA Bonds are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and/or dividends and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rate F-1+.

A Bonds are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and/or dividends and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB Bonds are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest or dividends and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

BB Bonds are considered speculative. The obligor's ability to pay interest or dividends and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements or paying dividends, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC Bonds have certain identifiable characteristics that if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C Bonds are in imminent default in payment of interest or principal.

DDD, DD, and D Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. DDD represents the highest potential for recovery on these bonds, and D represents the lowest potential for recovery.

Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the AAA, DDD, DD or D categories.

PREFERRED STOCK

MOODY'S

Moody's rates preferred stock as follows:

An issue rated AAA is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stock.

An issue rated AA is considered a high-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well-maintained in the foreseeable future.

An issue rated A is considered to be an upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the AAA and AA classification, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

An issue rated BAA is considered to be a medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

An issue rated BA is considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

An issue which is rated B generally lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

An issue  which is rated CAA is likely to be in  arrears on  dividend  payments.
This rating designation does not purport to indicate the future status of payments.

An issue which is rated CA is speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payment.

An issue which is rated C can be regarded as having extremely poor prospects of ever attaining any real investment standing. This is the lowest rated class of preferred or preference stock.

Note: Moody's applies numerical modifiers 1, 2 and 3 in each rating classification. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking and the modifier 3 indicates that the issuer ranks in the lower end of its generic rating category.

S&P

S&P rates preferred stock as follows:

AAA is the highest rating that is assigned by S&P to a preferred stock issue and indicates an extremely strong capacity to pay the preferred stock obligations.

A preferred stock issue rated AA also qualifies as a high-quality, fixed income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated AAA.

An issue rated A is backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

An issue rated BBB is regarded as backed by an adequate capacity to pay the preferred stock obligations. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the A category.

Preferred stock rated BB, B, and CCC are regarded, on balance, as predominantly speculative with respect to the issuer's capacity to pay preferred stock obligations. BB indicates the lowest degree of speculation and CCC the highest degree of speculation. While such issues will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

The rating CC is reserved for a preferred stock issue in arrears on dividends or sinking fund payments but that is currently paying.

A preferred stock rated C is a non-paying issue.

A preferred stock rated D is a non-paying issue with the issuer in default on debt instruments.

To provide more detailed indications of preferred stock quality, the ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

FITCH

Fitch utilizes the same ratings criteria in rating preferred stock as it does in rating corporate bond issues, as described earlier in this Appendix.

SHORT TERM MUNICIPAL LOANS

MOODY'S. Moody's highest rating for short-term municipal loans is MIG 1/VMIG 1. A rating of MIG 1/VMIG 1 denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broadbased access to the market for refinancing. Loans bearing the MIG 2/VMIG 2 designation are of high quality. Margins of protection are ample although not so large as in the MIG 1/VMIG 1 group. A rating of MIG 3/VMIG 3 denotes favorable quality. All security elements are accounted for but there is lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established. A rating of MIG 4/VMIG 4 denotes adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

S&P. S&P's highest rating for short-term municipal loans is SP-1. S&P states that short-term municipal securities bearing the SP-1 designation have very strong or strong capacity to pay principal and interest. Those issues rated SP-1 which are determined to possess overwhelming safety characteristics will be given a plus (+) designation. Issues rated SP-2 have satisfactory capacity to pay principal and interest. Issues rated SP-3 have speculative capacity to pay principal and interest.

Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

Short-term issues rated F-1+ are regarded as having the strongest degree of assurance for timely payment. Issues assigned a rating of F-1 reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

Issues assigned a rating of F-2 have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ or F-1.

SHORT TERM DEBT (INCLUDING COMMERCIAL PAPER)

MOODY'S

Moody's two highest ratings for short-term debt, including commercial paper, are PRIME-1 and PRIME-2. Both are judged investment grade, to indicate the relative repayment capacity of rated issuers.

Issuers rated PRIME-1 have a superior capacity for repayment of short-term promissory obligations. PRIME-1 repayment capacity will normally be evidenced by the following characteristics: Leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; well-established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated PRIME-2 have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of issuers rated PRIME-1 but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

S&P

A S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. An A-1 designation indicates the highest category and that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) sign designation. The capacity for timely payment on issues with an A-2 designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1. Issues carrying an A-3 designation have an adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

FITCH

Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

F-1+. Exceptionally strong credit quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1. Very strong credit quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2. Good credit quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ or F-1 rating.

F-3. Fair credit quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

F-5. Weak credit quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D. Default. Issues assigned this rating are in actual or imminent payment default.

LOC. The symbol LOC indicates that the rating is based on a letter of credit issued by a commercial bank.

                                     PART B

                              CORE TRUST (DELAWARE)

                          PRIVATE PLACEMENT MEMORANDUM

                       STATEMENT OF ADDITIONAL INFORMATION


                                   APPENDIX B

                              MISCELLANEOUS TABLES

TABLE 1:      CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

All entities referenced in the Table are series of Norwest Advantage Funds, an open-end management company, except Monarch Cash Fund, Monarch Crown Money Fund, Monarch Treasury Cash Fund, Forum Daily Assets Cash Fund, Forum Assets Treasury Obligations Fund, Forum Daily Assets Government Obligations Fund, Forum Daily Assets Government Fund, and Forum Daily Assets Municipal Fund. Norwest is the Adviser for the Norwest Advantage Funds and is located at Norwest Center, Sixth Street and Marquette, Minneapolis, Minnesota 55479. The Monarch Cash Fund, Monarch Crown Money Fund, and the Monarch Treasury Fund are series of Monarch Funds, an open-end, management company (the "Monarch Funds"). Forum Daily Assets Cash Fund, Forum Daily Assets Treasury Obligations Fund, Forum Daily Assets
Government Fund, and Forum Daily Assets Municipal Fund are separate series of Forum Funds, an open-end management company (the "Forum Funds"). Forum Investment Advisors, LLC is the adviser to both the Monarch and Forum Funds and is located at Two Portland Square, Portland, Maine 04101.


        PORTFOLIO                               CONTROL PERSON                              PERCENTAGE OF
                                                                                         PORTFOLIOS INTEREST

        Prime Market Portfolio                  Cash Investment Fund                            77.19%
                                                Ready Cash Fund                                 22.81%
        Money Market Portfolio                  Cash Investment Fund                            99.17%
        Positive Return Bond Portfolio          Growth Balanced Fund                            31.20%
                                                Moderate Balanced Fund                          28.64%
                                                Diversified Bond Fund                           21.17%
                                                Strategic Income Fund                           18.45%
        Stable Income Portfolio                 Stable Income Fund                              61.75%
                                                Moderate Balanced Fund                          25.21%
                                                Strategic Income Portfolio                      13.04%
        Managed Fixed Income Portfolio          Growth Balanced Fund                            31.23%
                                                Moderate Balanced Fund                          28.82%
                                                Diversified Bond Fund                           21.15%
                                                Strategic Income Fund                           18.46%
        Strategic Value Bond Portfolio          Total Return Bond Fund                          45.74%
                                                Growth Balanced Fund                            15.72%
                                                Moderate Balanced Fund                          14.49%
                                                Diversified Bond Fund                           10.64%
                                                Strategic Income Fund                           09.28%
        Index Portfolio                         Index Fund                                      59.33%
                                                Diversified Equity Fund                         27.26%
                                                Growth Balanced Fund                            08.28%



        PORTFOLIO                               CONTROL PERSON                              PERCENTAGE OF
                                                                                         PORTFOLIOS INTEREST

        Small Company Stock Portfolio           Small Company Stock Fund                        43.00%
                                                Growth Equity Fund                              31.63%
                                                Diversified Equity FUnd                         14.72%
        Small Company Growth Portfolio          Small Company Growth Fund                       79.93%
                                                Growth Equity Fund                              11.11%
                                                Diversified Equity Fund                          5.28%
        Income Equity Portfolio                 Income Equity Fund                              71.24%
                                                Diversified Equity Fund                         19.33%
                                                Growth Balanced                                 05.92%
        Large Company Growth Portfolio          Large Company Growth Fund                       29.50%
                                                Growth Equity Fund                              28.80%
                                                Diversified Equity Fund                         28.22%
                                                Growth Balanced Fund                            08.53%
        Disciplined Growth Portfolio            Diversified Equity Fund                         47.09%
                                                Performa Disciplined Growth Fund                30.38%
                                                Growth Balanced Fund                            14.51%
                                                Moderate Balanced Fund                          06.02%
        Small Company Value Portfolio           Growth Equity Fund                              54.38%
                                                Diversified Equity Fund                         26.75%
                                                Growth Balanced Fund                            08.46%
                                                Diversified Small Cap Fund                      05.74%
        Small Cap Value Portfolio               Growth Equity Fund                              50.29%
                                                Diversified Equity Fund                         23.57%
                                                Performa Small Cap Value Fund                   09.21%
                                                Growth Balanced Fund                            07.60%
                                                Diversified Small Cap Fund                      05.14%
        Small Cap Index Portfolio               Growth Equity Fund                              54.98%
                                                Diversified Equity Fund                         26.49%
                                                Growth Balanced Fund                            08.32%
                                                Diversified Small Cap Fund                      05.63%
        International Portfolio                 Growth Equity Fund                              30.82%
                                                International Fund                              29.60%
                                                Diversified Equity Fund                         26.34%
                                                Growth Balanced Fund                            08.34%

TABLE 2:      ADVISORY FEES

                                                                      FEE WAIVED OR        FEE
                                                            FEE        REIMBURSED      RETAINED BY
                                                          PAYABLE      BY NORWEST        ADVISER
                                                          -------      ----------        -------
         Index Portfolio
                  Year ended May 31, 1998               1,709,358              0      1,709,358
                  Year ended May 31, 1997                 592,067        592,067              0
                  Year ended May 31, 1996                 281,183        281,183              0
         Small Company Growth Portfolio
                  Year ended May 31, 1998               7,752,366              0      7,752,366
         Small Company Stock Portfolio
                  Year ended May 31, 1998               3,024,869              0      3,024,869
         Small Company Value Portfolio
                  Year ended May 31, 1998               1,558,410              0      1,558,410
         Large Company Growth
                  Year ended May 31, 1998               6,448,644              0      6,448,644
         Income Equity Portfolio
                  Year ended May 31, 1998               7,756,155              0      7,756,155
         Small Cap Index Portfolio
                  Year ended May 31, 1998                  45,748              0         45,748
         Managed Fixed Income Portfolio
                  Year ended May 31, 1998                 975,529              0        975,529
         Positive Return Bond Fund
                  Year ended May 31, 1998                 727,322              0        727,322
         Stable Income Portfolio
                  Year ended May 31, 1998                 682,043              0        682,043
         Money Market Portfolio
                  Year ended May 31, 1998               2,332,191        646,233      1,685,958
         Prime Money Market Portfolio
                  Year ended May 31, 1998               7,337,295              0      7,337,295
         Disciplined Growth Portfolio
                  Year ended May 31, 1998                 679,865              0        679,865
         Small Cap Value Portfolio
                  Year ended May 31, 1998                 580,454              0        580,454
         Strategic Value Bond Portfolio
                  Year ended May 31, 1998                 601,240              0        601,240


                                                                      FEE WAIVED OR       FEE
                                                            FEE        REIMBURSED      RETAINED BY
                                                          PAYABLE      BY SCHRODER      SCHRODER

         International Portfolio
                  Year ended May 31, 1998               3,832,528        117,141      3,715,387
                  Year ended May 31, 1997                 812,485            N/A        812,485
                  Year ended May 31, 1996               1,005,925      1,005,925      1,005,925

TABLE 3:      ADMINISTRATIVE FEES

                                                          FEE              FEE               FEE
                                                        PAYABLE          WAIVED           RETAINED
                                                        -------          ------           ---------
         Index Portfolio
                  Year ended May 31, 1998             $652,010          $648,264           $3,746
                  Year ended May 31, 1997             $394,711          $163,837         $230,874
                  Year ended May 31, 1996             $187,455            $7,045         $180,410
         Small Company Growth Portfolio
                  Year ended May 31, 1998             $486,767          $479,752           $7,015
         Small Company Stock Portfolio
                  Year ended May 31, 1998             $197,916          $193,557           $4,359
         Small Company Value Portfolio
                  Year ended May 31, 1998             $101,259           $96,092           $5,167
         Large Company Growth Portfolio
                  Year ended May 31, 1998             $576,912          $572,067           $4,845
         Income Equity Portfolio
                  Year ended May 31, 1998             $860,981          $856,592           $4,389
         Small Cap Index Portfolio
                  Year ended May 31, 1998               $9,150            $3,594           $5,556
         Managed Fixed Income Portfolio
                  Year ended May 31, 1998             $155,633          $153,576           $2,057
         Positive Return Portfolio
                  Year ended May 31, 1998             $120,200          $117,575           $2,625
         Stable Income Portfolio
                  Year ended May 31, 1998             $131,001          $127,246           $3,755
         International Portfolio
                  Year ended May 31, 1998           $1,209,182                $0       $1,209,182
                  Year ended May 31, 1997              270,828           141,294          129,534
                  Year ended May 31, 1996              223,539                 0          223,539
         Money Market Portfolio
                  Year ended May 31, 1998             $842,979           838,386            4,593
         Prime Money Market Portfolio
                  Year ended May 31,1998            $1,098,165                 0       $1,098,165
         Strategic Value Bond Portfolio
                  Year ended May 31,1998               $60,124           $56,068           $4,056
         Disciplined Growth Portfolio
                  Year ended May 31, 1998              $37,770           $34,231           $3,539
         Small Cap Value Portfolio
                  Year ended May 31, 1998              $30,550           $27,553           $2,997


TABLE 4:      ACCOUNTING FEES

                                                          FEE              FEE               FEE
                                                        PAYABLE          WAIVED           RETAINED

         Index Portfolio
                  Year ended May 31, 1998             $142,000                $0         $142,000
                  Year ended May 31, 1997             $106,000           $42,000          $64,000
                  Year ended May 31, 1996              $58,000             $7045          $51,955
         Small Company Growth Portfolio
                  Year ended May 31, 1998              $78,000                $0          $78,000
         Small Company Stock Portfolio
                  Year ended May 31, 1998              $75,000                $0          $75,000
         Small Company Value Portfolio
                  Year ended May 31, 1998              $74,000                $0          $74,000
         Large Company Growth Portfolio
                  Year ended May 31, 1998              $79,500                $0          $79,500
         Income Equity Portfolio
                  Year ended May 31, 1998              $77,500                $0          $77,500
         Small Cap Index Portfolio
                  Year ended May 31, 1998              $24,067                $0          $24,067
         Managed Fixed Income Portfolio
                  Year ended May 31, 1998              $88,000                $0          $88,000
         Positive Return Portfolio
                  Year ended May 31, 1998              $60,500                $0          $60,500
         Stable Income Portfolio
                  Year ended May 31, 1998              $94,000                $0          $94,000
         International Portfolio
                  Year ended May 31, 1998             $121,500                $0         $121,500
                  Year ended May 31, 1997              $85,000           $13,000          $47,000
                  Year ended May 31, 1996              $47,000                $0          $47,000
         Money Market Portfolio
                  Year ended May 31, 1998              $70,387                $0          $70,387
         Prime Money Market Portfolio
                  Year ended May 31, 1998              $71,887                $0          $71,887
         Strategic Value Bond Portfolio
                  Year ended May 31, 1998              $49,500                $0          $49,500
         Disciplined Growth Portfolio
                  Year ended May 31, 1998              $49,500                $0          $49,500
         Small Cap Value Portfolio
                  Year ended May 31, 1998              $47,000                $0          $47,000



TABLE 5:      BROKERAGE  COMMISSIONS                                       Broker/Dealer Affiliates of Schroder
                                                                -----------------------------------------------------

                                           TOTAL BROKERAGE     TOTAL BROKERAGE     PERCENTAGE OF      PERCENTAGE OF
                                           COMMISSIONS ($)     COMMISSIONS ($)      COMMISSIONS       TRANSACTIONS
                                           ---------------     ---------------      -----------       -------------
INTERNATIONAL PORTFOLIO
   Year ended May 31, 1998                         1,178,924               $0.00             0.00%              0.00%
   Year ended May 31, 1997                        $1,644,601             $12,744             0.77%              0.54%
   Year ended May 31, 1996                           434,450               $0.00             0.00%              0.00%


                                                                           Broker/Dealer Affiliates of Norwest
                                                                -----------------------------------------------------

                                           TOTAL BROKERAGE     TOTAL BROKERAGE     PERCENTAGE OF      PERCENTAGE OF
                                           COMMISSIONS ($)     COMMISSIONS ($)      COMMISSIONS       TRANSACTIONS
                                           ---------------     ---------------      -----------       -------------
INDEX PORTFOLIO
   Year ended May 31, 1998                           123,226                   0              0.00%             0.00%
   Year Ended May 31, 1997                           149,636                   0              0.00%             0.00%
   Year Ended May 31, 1996                            74,898                   0              0.00%             0.00%
MANAGED FIXED INCOME PORTFOLIO
   Year ended May 31, 1998                              0.00                   0              0.00%             0.00%
STABLE INCOME BOND PORTFOLIO
   Year ended May 31, 1998                              0.00                   0              0.00%             0.00%
POSITIVE RETURN BOND PORTFOLIO
   Year ended May 31, 1998                              0.00                   0              0.00%             0.00%
SMALL CAP INDEX PORTFOLIO
   Year ended May 31, 1998                         84,525.00                   0              0.00%             0.00%
SMALL COMPANY VALUE PORTFOLIO
   Year ended May 31, 1998                           584,876                   0              0.00%             0.00%
SMALL COMPANY GROWTH PORTFOLIO
   Year ended May 31, 1998                         2,078,600                   0              0.00%             0.00%
SMALL COMPANY STOCK PORTFOLIO
   Year ended May 31, 1998                           946,641                   0              0.00%             0.00%
DISCIPLINED GROWTH PORTFOLIO
   Year ended May 31, 1998                           341,932                   0              0.00%             0.00%
SMALL CAP VALUE PORTFOLIO
   Year ended May 31, 1998                           528,243                   0              0.00%             0.00%
STRATEGIC VALUE BOND PORTFOLIO
   Year ended May 31, 1998                              0.00                   0              0.00%             0.00%
PRIME MONEY MARKET PORTFOLIO
   Year ended May 31, 1998                              0.00                   0              0.00%             0.00%
MONEY MARKET PORTFOLIO
   Year ended May 31, 1998                              0.00                   0              0.00%             0.00%
INCOME EQUITY PORTFOLIO
   Year ended May 31, 1998                          $410,108                   0              0.00%             0.00%
LARGE COMPANY GROWTH PORTFOLIO
   Year ended May 31, 1998                          $275,542                   0              0.00$             0.00%



TABLE 6:      SECURITIES OF REGULAR BROKER/DEALERS

International Portfolio                                      Daiwa Securities ($2,563,000)
                                                             HSBC Holdings PLC ($4,222,000)

Index Portfolio                                              Charles Schwab Corp. ($1,417,000)
                                                             Merrill Lynch & Co., Inc. ($3,257,000)
                                                             Morgan Stanley, Dean Witter, Discover & Co. ($4,627,000)

Stable Income Portfolio                                      Lehman Brothers Holdings, Inc. ($2,066,000)
                                                             Bear Stearns & Co., Inc. ($61,000)

Managed Fixed Income Portfolio                               Charles Schwab Corp. ($4,782,000)
                                                             Lehman Brothers Holdings, Inc. ($2,731,000)
                                                             PaineWebber Group, Inc. ($4,935,000)

Large Company Growth Portfolio                               Charles Schwab Corp. ($53,970,000)
                                                             Donaldson, Lufkin & Jenrette, Inc. ($17,211,000)

Small Company Stock Portfolio                                Friedman, Billings, Ramsey Group, Inc. ($2,562,000)

Small Company Growth Portfolio                               Amresco, Inc. ($10,307,000)

Strategic Value Portfolio                                    Charles Schwab Corp. ($3,084,000)
                                                             Bear Stearns & Co., Inc. ($3,507,000)

Discipline Growth Portfolio                                  Bear Stearns & Co., Inc. ($3,035,000)

Small Cap Index Portfolio                                    Amresco, Inc. ($422,000)
                                                             Dain Rauscher Corp. ($216,000)
                                                             Eaton Vance Corp. ($252,000)
                                                             Legg Mason, Inc. ($501,000)
                                                             Pioneer Group, Inc. ($216,000)
                                                             Raymond James Financial, Inc. ($442,000)
                                                             SEI Investments Co. ($367,000)

Money Market Portfolio                                       Bear Stearns & Co., Inc. ($20,000,000)
                                                             Morgan Stanley Group, Inc. ($50,000,000)
                                                             BT Securities Corp. ($2,501,000)
                                                             CS First Boston, Inc. ($10,000,000)

Prime Money Market Portfolio                                 Bear Stearns Cos., Inc. ($30,000,000)
                                                             Morgan Stanley Group Inc. ($70.000,000)
                                                             CS First Boston, Inc. ($15,000,000)


                                     PART C
                                OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements.

         Part A:    None

         Part B: Audited Financial Statements for the fiscal year ended May 31, 1998 including Report of Independent Auditors, Statements of Assets and Liabilities, Statements of Operations, Statement of Changes in Net Assets, Financial Highlights, Notes to Financial Statements, and Schedules of Investments for Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income
                    Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio and International Portfolio filed via EDGAR as Exhibit (12) under Item 24(b) to Amendment No. 13 on September 28, 1998, accession number 0001004402-98-000524.

(b)      Exhibits:

        (1) Trust Instrument of Registrant dated November 1, 1994 as amended April 4, 1995 and August 30, 1995 (see Note 1).

         (2)        Not Applicable.

         (3)        Not Applicable.

         (4)        Not Applicable.

         (5)(a) Investment Advisory Agreement between Registrant and Norwest Investment Management, Inc. relating to Money Market Portfolio, Prime Money Market Portfolio, Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Large Company
                    Growth  Portfolio,  Income Equity  Portfolio,  Managed Fixed
                    Income Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Disciplined Growth Portfolio, Small Cap Value Portfolio, Strategic Value Bond Portfolio and Small Cap Index Portfolio dated October 1, 1997 (see Note 1).

             (b) Investment Advisory Agreement between Registrant and Schroder Capital Management International Inc. relating to International Portfolio dated November 9, 1994 (see Note 2).

             (c) Investment Advisory Agreement between Registrant and Forum Investment Advisors, LLC relating to Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio dated December 30, 1997 (see Note 3).

             (d) Investment Subadvisory Agreement between Norwest Investment Management, Inc. and Crestone Capital Management, Inc. relating to Small Company Stock Portfolio dated June 1, 1997 (see Note 3).

             (e) Investment Subadvisory Agreement between Norwest Investment Management, Inc. and Peregrine Capital Management, Inc. relating to Small Company Growth Portfolio, Large Company Growth Portfolio, Small Company Value Portfolio and Positive Return Portfolio dated June 1, 1997 (see Note 3).

             (f) Investment Subadvisory Agreement between Norwest Investment Management, Inc. and Galliard Capital Management, Inc. relating to Strategic Value Bond Portfolio dated October 1, 1997 (see Note 3).

             (g) Investment Subadvisory Agreement between Norwest Investment Management, Inc. and Smith Asset Management Group relating to Disciplined Growth Portfolio and Small Cap Value Portfolio dated October 1, 1997 (see Note 3).

         (6)      Not required.

         (7)      Not Applicable.

         (8) (a) Custodian Agreement between Registrant and Norwest Bank Minnesota, N.A. dated as of November 9, 1994, as amended June 1, 1997 (see Note 1).

             (b) Custodian Agreement between Registrant and Imperial Trust Company dated September 1, 1995, as amended August 31, 1998 (filed herewith).

             (c) Custody Agreement between Morgan Stanley Trust Company and Norwest Bank Minnesota, N.A. dated June 18, 1998, as amended April 1, 1996 (see Note 1).

         (9)(a) Administration Agreement between Registrant and Forum Administrative Services, LLC relating to Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond
                  Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio, International Portfolio, Cash Portfolio, Government Cash Portfolio, Treasury Cash Portfolio, Government Portfolio and Municipal Cash Portfolio dated December 1, 1997 (see Note 3).

             (b) Fund Portfolio and Unitholder Accounting Agreement between Registrant and Forum Accounting Services, LLC relating to Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio, International Portfolio, Cash Portfolio, Government Cash Portfolio, Treasury Cash Portfolio, Government Portfolio and Municipal Cash Portfolio dated as of June 1, 1997 and amended December 5, 1997 (see Note 3).

             (c) Placement Agent Agreement between Registrant and Forum Financial Services, Inc. relating to Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond
                  Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio, and International Portfolio dated November 9, 1994 (Note 2).

             (d) Placement Agent Agreement between Registrant and Forum relating to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio, Government Portfolio, and Municipal Cash Portfolio dated September 1, 1995 (see Note 1).

         (10)     Not required.

         (11)     Not required.

         (12)(a) Independent Auditors' Report of KPMG Peat Marwick LLP, Report of Independent Accountants of PricewaterhouseCoopers LLP, Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets, Financial Highlights, Notes to Financial Statements, Schedules of Investments and Notes to Schedules of Investments for Stable Income Portfolio, Managed Fixed Income Portfolio, Positive Return Bond Portfolio, Strategic Value Bond Portfolio, Index Portfolio, Income Equity Portfolio, Disciplined Growth Portfolio, Large Company Growth Portfolio, Small Cap Index
                  Portfolio, Small Company Stock Portfolio, Small Cap Value Portfolio, Small Company Value Portfolio, Small Company Growth Portfolio and International Portfolio dated May 31, 1998 (see
                  Note 1).

              (b) Independent   Auditors'  Report  of  KPMG  Peat  Marwick  LLP,
                  Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets, Financial Highlights, Notes to Financial Statements and Schedules of Investments for Prime Money Market Portfolio and Money Market Portfolio dated May 31, 1998 (see Note 1).

         (13)     Not Applicable.

         (14)     Not Applicable.

         (15)     Not Applicable.

         (16)     Not Applicable.

         (17)     Financial Data Schedules (see Note 1).

         (18)     Not Applicable.

-----------

Note 1 Exhibit incorporated by reference as filed in Amendment No. 13 via EDGAR on September 28, 1998, accession number 0001004402-98-000524.

Note 2 Exhibit incorporated by reference as filed in Amendment No. 5 via EDGAR on September 30, 1996, accession number 000912057-96-021568.

Note 3 Exhibit incorporated by reference as filed in Amendment No. 12 via EDGAR on January 2, 1998, accession number 0001004402-98-000003.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

None.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES AS OF NOVEMBER 19, 1998.

         Title of Class of Shares
         of Beneficial Interest                              Number of Holders
         ------------------------                            -------------------
         Treasury Cash Portfolio                                             2
         Government Cash Portfolio                                           2
         Cash Portfolio                                                      2
         Government Portfolio                                                1
         Municipal Cash Portfolio                                            1
         Prime Money Market Portfolio                                        2
         Money Market Portfolio                                              2
         Positive Return Bond Portfolio                                      5
         Stable Income Portfolio                                             3
         Strategic Value Bond Portfolio                                      7
         Managed Fixed Income Portfolio                                      5
         Index Portfolio                                                     7
         Income Equity Portfolio                                             9
         Large Company Growth Portfolio                                      8
         Disciplined Growth Portfolio                                        6
         Small Cap Index Portfolio                                           2
         Small Company Stock Portfolio                                       8
         Small Company Growth Portfolio                                      8
         Small Company Value Portfolio                                       7
         Small Cap Value Portfolio                                           9
         International Portfolio                                            10

ITEM 27.  INDEMNIFICATION.

         The Trust currently holds a directors' and officers' errors and omissions insurance policy jointly with Forum Funds, the terms of which are consistent with industry standards. The policy provides generally for the indemnification against loss by the insured in connection with a judgment of liability in certain litigation arising from the insured's wrongful act or an error, act or omission by a person for whom the insured becomes legally responsible. The policy provides coverage in the amount of $6,000,000. The policy premiums are allocated between the Trust and Forum Funds based upon the pro rata share of assets of each insured. The Trust's trustees and officers also are insured under the Trust's fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

         The general effect of Article 5 of Registrant's Trust Instrument is to indemnify existing or former trustees and officers of the Trust to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This description is modified in its entirety by the provisions of
Article 5 of Registrant's Trust Instrument contained in this Registration Statement as Exhibit 1 and incorporated herein by reference.

         Provisions of each of Registrant's investment advisory agreements provide that the respective investment adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrant's interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrant's Investment Advisory Agreements contained in this Registration Statement as Exhibit 5 and incorporated herein by reference.

         As custodian to certain portfolios of the Trust, under Section 18 of its custodian agreement Norwest is not liable for any action taken in good faith reliance upon the advice or statements of certain experts. Under that agreement, the Trust has agreed to indemnify and hold Norwest harmless for any loss, claim, damage or expense arising out of the custodian relationship; provided such loss, claim, damage or expense is not the direct result of the Custodian's negligence or willful misconduct. This description is modified in its entirety by the provisions of Registrant's Custodian Agreement contained in this Registration Statement as Exhibit 8(a) and incorporated herein by reference.

         The indemnification provisions set forth under Section 1 paragraphs (f) and (g) of the Placement Agent Agreement between FFSI (defined as "Forum" under the agreement) and the Trust, specifically provide as follows:

         (f) The Trust agrees to indemnify, defend and hold Forum, its several officers and directors, and any person who controls Forum within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act") or
         Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") (for purposes of this Section 1(f), collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading, provided, however, that the Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by Forum in its capacity as Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to Section 1(e) shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason or willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Trust shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Secretary of the Trust, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to notify the Trust of any such action shall not relieve the Trust from any liability except to the extent that the Trust shall have been prejudiced by such failure, or from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 1(f). The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel chosen by the Trust and approved by Forum, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Forum reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by Forum or such Covered Person. The Trust's indemnification agreement contained in this Section (f) and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Trust agrees to notify Forum promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Interests.

         (g) Forum agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this Section 1(g) collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by Forum in its capacity as Placement Agent to the Trust for use in the answers to any of the items of any registration statement or in any statements in any Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by Forum to the Trust required to be stated in such answers or necessary to make such information not misleading. Forum shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to Forum, Attention: Legal Department, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. Forum shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Trust if such action is based solely on such alleged misstatement or omission on Forum's part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Forum of any such action shall not relieve Forum from any liability except to the extent that Forum shall have been prejudiced by such failure, or from any liability that Forum may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Forum's indemnity agreement contained in this Section 1(g).

         Insofar as indemnification for liability arising under the 1933 Act may be permitted to trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS.

(a)      Norwest Investment Management, Inc.

         The description of Norwest Investment Management, Inc. ("NIM") in Parts A and B of the Registration Statement is incorporated by reference herein.

         The following are the directors and principal executive officers of NIM, including their business connections, which are of a substantial nature. The address of Norwest Corporation, the parent of Norwest Bank Minnesota, N.A. ("Norwest Bank"), which is the parent of NIM, is Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, MN 55479. Unless otherwise indicated below, the principal business address of any company with which the directors and principal executive officers are connected is also Sixth Street and Marquette Avenue, Minneapolis, MN 55479.

         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         P. Jay Kiedrowski                    Chairman, Chief Executive Officer,   Norwest Investment Management,
                                              President                            Inc.
                                              ------------------------------------ ----------------------------------
                                              Executive Vice President, Employee   Norwest Bank Minnesota, N.A.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Crestone Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Chairman                             Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         James W. Paulsen                     Senior Vice President, Chief         Norwest Investment Management,
                                              Investment Officer                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Stephen P. Gianoli                   Senior Vice President, Chief         Norwest Investment Management,
                                              Executive Officer                    Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Crestone Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         David S. Lunt                        Vice President, Senior Portfolio     Norwest Investment Management,
                                              Manager                              Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Richard C. Villars                   Vice President, Senior Portfolio     Norwest Investment Management,
                                              Manager                              Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Lee K. Chase                         Senior Vice President                Norwest Investment Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Andrew Owen                          Vice President                       Norwest Investment Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Eileen A. Kuhry                      Investment Compliance Specialist     Norwest Investment Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

(b)      Schroder Capital Management International Inc.

          The  description of Schroder  Capital  Management  International  Inc.
          ("SCMI")  in  Parts  A  and  B  of  the   Registration   Statement  is
          incorporated by reference herein.

         The following are the directors and principal officers of SCMI, including their business connections of a substantial nature. The address of each company listed, unless otherwise noted, is 787 Seventh Avenue, 34th Floor, New York, NY 10019. Schroder Capital Management International Limited ("Schroder Ltd.") is a United Kingdom affiliate of Schroder, which provides investment management services to international clients, located principally in the United States.


         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         David M. Salisbury                   Chairman, Director                   SCMI

                                              ------------------------------------ ----------------------------------
                                              Chief Executive, Director            Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroders plc.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Schroder Series Trust II
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Richard R. Foulkes                   Deputy Chairman, Director            SCMI
                                              ------------------------------------ ----------------------------------
                                              Deputy Chairman                      Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         John A. Troiano                      Chief Executive, Director            SCMI
                                              ------------------------------------
                                                                                   ----------------------------------
                                              Chief Executive, Director            Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                                                                   ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Sharon L. Haugh                      Executive Vice President, Director   SCMI
                                                                                   ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director, Chairman                   Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Chairman, Director                   Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Gavin D. L. Ralston                  Senior Vice President, Managing      SCMI
                                              Director
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Ltd.*
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Mark J. Smith                        Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President, Director      Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Robert G. Davy                       Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Jane P. Lucas                        Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         David R. Robertson                   Group Vice President                 SCMI
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President                Schroder Fund Advisors Inc..
                                                                                   ----------------------------------
                                              ------------------------------------
                                              Director of Institutional Business   Oppenheimer Funds, Inc.
                                                                                   resigned 2/98
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Michael M. Perelstein                Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President, Director      Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Managing Director                    MacKay Shields Financial
                                                                                   Corporation
                                                                                   resigned 11/96
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Louise Croset                        First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              First Vice President                 Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Schroder Series Trust II
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Ellen B. Sullivan                    Group Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Catherine A. Mazza                   Group Vice President                 SCMI
                                              ------------------------------------ ----------------------------------
                                              President, Director                  Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer
                                                                                   Certain open-end
                                                                                   management investment
                                                                                   companies for
                                                                                   which SCMI
                                                                                   and/or  its
                                                                                   affiliates provide
                                                                                   investment services.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Heather F. Crighton                  First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Ltd.*
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Ira Unschuld                         Group Vice President                 SCMI
                                              ------------------------------------ ----------------------------------
                                              Officer
                                                                                   Certain
                                                                                   open-end
                                                                                   management
                                                                                   investment
                                                                                   companies
                                                                                   for
                                                                                   which
                                                                                   SCMI
                                                                                   and/or
                                                                                   its
                                                                                   affiliates
                                                                                   provide
                                                                                   investment
                                                                                   services.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Paul M. Morris                       Senior Vice President                SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Principal, Senior Portfolio Manager  Weiss, Peck & Greer LLC
                                                                                   resigned 12/96
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Susan B. Kenneally                   First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Ltd.*
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Jennifer A. Bonathan                 First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Ltd.*
         ------------------------------------ ------------------------------------ ----------------------------------


*Schroder Ltd and Schroders plc. are located at 31 Gresham St., London EC2V 7QA, United Kingdom.

(c)      Crestone Capital Management, Inc.

          The description of Crestone Capital Management, Inc. ("Crestone") in Parts A and B of the Registration Statement is incorporated by reference herein.

         The following are the directors and principal executive officers of Crestone, including their business connections, which are of a substantial nature. The address of Crestone is 7720 East Belleview Avenue, Suite 220, Englewood Colorado 80111-2614 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

         ------------------------------------ ------------------------------------ ----------------------------------
         Name (Address if Different)          Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Kirk McCown                          President, Director                  Crestone Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         P. Jay Kiedrowski                    Director                             Crestone Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
         Sixth and Marquette Ave.,            Chairman, Chief Executive Officer,   Norwest Investment Management,
         Minneapolis, MN 55479                President                            Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Executive Vice President, Employee   Norwest Bank Minnesota, N.A.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Chairman                             Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Stephen P. Gianoli                   Director                             Crestone Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
         Sixth and Marquette Ave.,            Senior Vice President, Chief         Norwest Investment Management,
         Minneapolis, MN 55479                Executive Officer                    Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Susan Koonsman                       Director                             Crestone Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
         1740 Broadway                        President                            Norwest Investments & Trust
         Denver, CO 80274
         ------------------------------------ ------------------------------------ ----------------------------------

(d)      Peregrine Capital Management, Inc.

          The description of Peregrine Capital Management, Inc. ("Peregrine") in Parts A and B of the Registration Statement is incorporated by reference herein.

         The following are the directors and principal executive officers of Peregrine, including their business connections, which are of a substantial nature. The address of Peregrine is LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

         ------------------------------------ ------------------------------------ ----------------------------------
         Name (Address if Different)          Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         James R. Campbell                    Director                             Peregrine Capital Management,
                                                                                   Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
         Sixth and Marquette Ave.,            President, Chief Executive           Norwest Bank
         Minneapolis, MN 55479-0116           Officer, Director
         ------------------------------------ ------------------------------------ ----------------------------------


         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Patricia D. Burns                    Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Tasso H. Coin                        Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         John S. Dale                         Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Julie M. Gerend                      Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         William D. Giese                     Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Daniel J. Hagen                      Vice President                       Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Ronald G. Hoffman                    Senior Vice President, Secretary     Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Frank T. Matthews                    Vice President                       Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Jeannine McCormick                   Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Barbara K. McFadden                  Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Robert B. Mersky                     Chairman, President, Chief           Peregrine Capital Management,
                                              Executive Officer                    Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Gary E. Nussbaum                     Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         James P. Ross                        Vice President                       Peregrine Capital Management,
                                                                                   Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Vice President                       Norwest Bank (prior to November,
                                                                                   1996)
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Jonathan L. Scharlau                 Assistant Vice President             Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------





         ------------------------------------ ------------------------------------ ----------------------------------
         Jay H. Strohmaier                    Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Paul E. von Kuster                   Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------


         ------------------------------------ ------------------------------------ ----------------------------------
          Name (Address if Different)          Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Janelle M. Walter                    Assistant Vice President             Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Paul R. Wurm                         Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         J. Daniel Vendermark                 Vice President                       Peregrine Capital Management,
         Sixth and Marquette Avenue                                                Inc.
         Minneapolis, MN 55479-1013
         ------------------------------------ ------------------------------------ ----------------------------------
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Albert J. Edwards                    Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Vice President/Marketing             U.S. Trust Company of California
                                                                                   (prior to June 9, 1997)
         ------------------------------------ ------------------------------------ ----------------------------------

(e)      Galliard Capital Management, Inc.

          The description of Galliard Capital Management, Inc. ("Galliard") of Parts A and B of the Registration Statement is incorporated by reference herein.

         The following are the directors and principal executive officers of Galliard, including their business connections, which are of a substantial nature. The address of Galliard is LaSalle Plaza, Suite 2060, 800 LaSalle Avenue, Minneapolis, Minnesota 55479 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

         ------------------------------------ ------------------------------------ ----------------------------------
         Name (Address if Different)          Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         P. Jay Kiedrowski                    Chairman                             Galliard Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
         Sixth and Marquette Ave.,            Chairman, Chief Executive Officer,   Norwest Investment Management,
         Minneapolis, MN 55479                President                            Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Executive Vice President, Employee   Norwest Bank Minnesota, N.A.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Crestone Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Richard Merriam                      Principal, Senior Portfolio Manager  Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         John Caswell                         Principal, Senior Portfolio Manager  Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Karl Tourville                       Principal, Senior Portfolio Manager  Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Laura Gideon                         Senior Vice President of Marketing   Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------


         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         ------------------------------------ ------------------------------------ ----------------------------------
         Leela Scattum                        Vice President of Operations         Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

(f)       Forum Investment Advisors, LLC

          The description of Forum Investment Advisors, LLC of Parts A and B of this Registration Statement are incorporated by reference herein.

          The following are the members of Forum Investment Advisors, LLC, Two Portland Square, Portland, Maine 04101, including their business connections, which are of a substantial nature.

                  Forum Holdings Corp. I., Member.
                  Forum Trust, LLC., Member.

          Both Forum Holdings Corp. I. and Forum Trust are controlled indirectly by John Y. Keffer, Chairman and President of the Registrant. Mr. Keffer is President of Forum Trust and Forum Financial Group, LLC. Mr. Keffer is also a director and/or officer of various registered investment companies for which the various Forum Financial Group's operating subsidiaries provide services.

          The following are the officers of Forum Investment Advisors, LLC, including their business connections that are of a substantial nature. Each officer may serve as an officer of various registered investment companies for which the Forum Financial Group provides services.

         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Sara M. Morris                       Treasurer                            Forum Investment Advisors, LLC.
                                              ------------------------------------ ----------------------------------
                                              Chief Financial Officer              Forum Financial Group, LLC.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Other Forum affiliated companies
         ------------------------------------ ------------------------------------ ----------------------------------

         ----------------------------------- ------------------------------------- ----------------------------------
         David I. Goldstein                  Secretary                             Forum Investment Advisors, LLC.
                                             ------------------------------------- ----------------------------------
                                             General Counsel                       Forum Financial Group, LLC.
                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------
                                             Officer                               Other Forum affiliated companies
         ----------------------------------- ------------------------------------- ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Mark D. Kaplin                      Director                              Forum Investment Advisors, LLC.
         ------------------------------------ ------------------------------------ ----------------------------------

ITEM 29.  PRINCIPAL UNDERWRITERS.

         (a) Forum Financial Services, Inc. is the Registrant's placement agent. Registrant has no underwriters.

         (b)      Not Applicable.

         (c)      Not Applicable.

ITEM 30.  LOCATION OF BOOKS AND RECORDS.

         The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the Act and the Rules thereunder are maintained at the offices of Forum Financial Services, Inc., Forum Financial Corp. and Forum Accounting Services, LLC, Two Portland Square, Portland, Maine 04101. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of the Registrant's custodians, as listed under "Custodian" in Part B to this Registration Statement. The records required to be maintained under Rule 31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment advisers, as listed in Item 28 hereof.

ITEM 31.  MANAGEMENT SERVICES.

         Not Applicable.

ITEM 32.  UNDERTAKINGS.

         Registrant undertakes to contain in its Trust Instrument provisions for assisting shareholder communications and for the removal of trustees substantially similar to those provided for in Section 16(c) of the Act, except to the extent such provisions are mandatory or prohibited under applicable Delaware law.

                                   SIGNATURES


Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Portland and the State of Maine on the 30th day of November, 1998.

                                 CORE TRUST (DELAWARE)



                                 By:    /s/  John Y. Keffer
                                 ------------------------------
                                 John Y. Keffer
                                 President

                               Index to Exhibits
                               -----------------



(8)(b) Custodian Agreement between Registrant and Imperial Trust Company dated Semptember 1, 1995, as amended August 31, 1998.